                                    PART IV

ITEM 18.  FINANCIAL STATEMENTS

     See pages F-1 through F-71 and pages S-1 through S-2, incorporated herein by reference.

ITEM 19.  FINANCIAL STATEMENTS AND EXHIBITS

A. FINANCIAL STATEMENTS

     The following financial statements, together with the report of Arthur Andersen thereon, are filed as part of this annual report.

                                                              PAGE
                                                              ----
Report of Independent Auditors..............................   F-1
Consolidated Statements of Income for the Years Ended
December 31, 1998, 1997 and 1996............................   F-2
Consolidated Balance Sheets at December 31, 1998 and 1997...   F-3
Consolidated Statements of Cash Flows for the Years
Ended December 31, 1998, 1997 and 1996......................   F-4
Consolidated Statements of Changes in Shareholders' Equity
for the Years Ended December 31, 1998, 1997 and 1996........   F-5
Notes to Consolidated Financial Statements..................   F-6
Supplemental Oil and Gas Information (Unaudited)............  F-59
Schedules for the years ended December 31, 1998, 1997 and
  1996
Report of Independent Auditors on Schedule..................   S-1
Schedule II -- Valuation and Qualifying Accounts............   S-2

     All other Schedules have been omitted since they are not required under the applicable instructions or the substance of the required information is shown in the financial statements.

B. EXHIBITS

     The following documents are filed as part of this annual report:

1.   Statutes of TOTAL (containing amendments through January 27, 1998).*

2. Contribution Agreement between TOTAL, Electrofina, Fibelpar, Tractebel, Electrabel and AG 1824, dated December 1, 1998.*

3.   Consent of Arthur Andersen LLP.
---------------
* Previously filed.

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant certifies that it meets all of the requirements for filing on Form 20-F and has duly caused this annual report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          TOTAL

                                          By: /s/ THIERRY DESMAREST

                                            ------------------------------------
                                            Name: Thierry Desmarest
                                            Title: Chairman and Chief Executive
                                              Officer

                                            Dated: April 30, 1999

                         REPORT OF INDEPENDENT AUDITORS

To the Shareholders and the Board of Directors of TOTAL

     We have audited the accompanying consolidated balance sheets of TOTAL and its subsidiaries (together, the Company) as of December 31, 1998, and 1997, and the related consolidated statements of income, cash flows and changes in shareholders' equity for each of the three years in the period ended December 31, 1998, all expressed in French francs. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in France and in the United States of America. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles in France.

     Accounting practices used by the Company in preparing the accompanying consolidated financial statements conform with generally accepted accounting principles in France, but do not conform in certain respects with accounting principles generally accepted in the United States of America. A description of the differences and a complete reconciliation of consolidated net income and shareholders' equity to United States generally accepted accounting principles are set forth in Note 3 of the notes to the consolidated financial statements.

                                          ARTHUR ANDERSEN, LLP

Paris, France
March 17, 1999

                                     TOTAL

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                 YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               FRF         FRF         FRF
                                                             --------    --------    --------
                                                               1998        1997        1996
                                                             --------    --------    --------
                                                                  (AMOUNTS IN MILLIONS,
                                                              EXCEPT FOR PER SHARE AMOUNTS)
Sales (Notes 19 and 20)....................................   159,614     191,085     176,577
Operating expenses.........................................  (141,968)   (170,448)   (159,893)
Depreciation, depletion and amortization...................    (7,876)     (7,565)     (6,916)
Operating income: (Note 19)
  Corporate................................................      (504)       (551)       (444)
  Business Segments........................................    10,274      13,623      10,212
                                                             --------    --------    --------
TOTAL OPERATING INCOME.....................................     9,770      13,072       9,768

Interest expense, net (Note 21)............................      (988)       (738)       (917)
Dividend income............................................       326         597         339
Dividends on subsidiaries redeemable preferred shares
  (Note 14)................................................       (61)        (60)        (52)
Other income (expense), net (Note 22)......................      (215)         71        (134)
Provision for income taxes (Note 23).......................    (2,402)     (4,077)     (2,622)
Equity in income (loss) of affiliates (Note 6).............       372         (58)         66
                                                             --------    --------    --------
INCOME BEFORE AMORTIZATION OF ACQUISITION GOODWILL AND
  MINORITY INTEREST........................................     6,802       8,807       6,448
AMORTIZATION OF ACQUISITION GOODWILL.......................      (686)       (860)       (663)
MINORITY INTEREST..........................................      (302)       (336)       (139)
                                                             --------    --------    --------
NET INCOME.................................................     5,814       7,611       5,646
                                                             ========    ========    ========
EARNINGS PER SHARE (NOTE 1)................................      23.7        31.0        23.5

  The accompanying Notes are an integral part of these consolidated financial statements.

                                     TOTAL

                          CONSOLIDATED BALANCE SHEETS

                                                                  DECEMBER, 31
                                                              ---------------------
                                                                FRF           FRF
                                                              -------       -------
                                                               1998          1997
                                                              -------       -------
                                                              (AMOUNTS IN MILLIONS,
                                                                EXCEPT FOR SHARE
                                                                    AMOUNTS)
                                      ASSETS
NONCURRENT ASSETS:
  Intangible assets (Note 4)................................   17,086        16,339
  Accumulated amortization (Note 4).........................   (7,500)       (6,965)
                                                              -------       -------
    Intangible assets, net (Note 4).........................    9,586         9,374
  Property, plant and equipment (Note 5)....................  132,163       127,525
  Accumulated depreciation, depletion and amortization (Note
    5)......................................................  (66,780)      (66,125)
                                                              -------       -------
    Property, plant and equipment, net (Note 5).............   65,383        61,400
  Equity affiliates: Investments and loans (Note 6).........    9,247         8,491
  Other investments (Note 7)................................    5,230         5,811
  Other noncurrent assets (Note 8)..........................    4,692         5,489
                                                              -------       -------
    Total noncurrent assets.................................   94,138        90,565
CURRENT ASSETS:
  Inventories (Note 9)......................................   12,219        14,550
  Accounts receivable (Note 10).............................   20,485        23,371
  Prepaid expenses and other current assets (Note 11).......   11,032         8,800
  Short-term investments (Note 12)..........................    4,097         1,773
  Cash and cash equivalents.................................    9,982        12,652
                                                              -------       -------
    Total current assets....................................   57,815        61,146
                                                              -------       -------
         Total Assets.......................................  151,953       151,711
                                                              =======       =======
                       LIABILITIES AND SHAREHOLDERS' EQUITY
SHAREHOLDERS' EQUITY (NOTE 13):
  Common shares (FRF 50 par value; shares issued and
    outstanding:
  1998 -- 244,787,638, 1997 -- 244,333,176).................   12,239        12,217
  Paid-in surplus...........................................   13,007        12,918
  Retained earnings.........................................   44,164        41,489
  Revaluation reserve.......................................      465           458
  Cumulative translation adjustments........................   (2,010)         (450)
                                                              -------       -------
    Total shareholders' equity..............................   67,865        66,632
SUBSIDIARIES REDEEMABLE PREFERRED SHARES (NOTE 14)..........    1,406         1,497
MINORITY INTEREST...........................................    1,577         1,605
COMMITMENTS AND CONTINGENCIES (NOTES 26 AND 28)
LONG-TERM LIABILITIES:
  Reserve for crude oil price changes.......................       --           955
  Deferred income taxes (Note 23)...........................    5,054         5,230
  Employee benefits (Note 15)...............................    3,326         3,216
  Other liabilities (Note 16)...............................    5,551         5,272
                                                              -------       -------
    Total long-term liabilities.............................   13,931        14,673
LONG-TERM DEBT:
  Loans (Note 17)...........................................   23,919        21,742
  Deposits..................................................      985           939
                                                              -------       -------
    Total long-term debt....................................   24,904        22,681
CURRENT LIABILITIES:
  Accounts payable..........................................   15,403        18,328
  Other creditors and accrued liabilities (Note 18).........   19,128        17,598
  Current portion of long-term debt.........................    1,370         1,818
  Short-term borrowings (Note 17)...........................    3,740         4,529
  Bank overdrafts...........................................    2,629         2,350
                                                              -------       -------
    Total current liabilities...............................   42,270        44,623
                                                              -------       -------
         Total Liabilities and Shareholders' Equity.........  151,953       151,711
                                                              =======       =======

  The accompanying Notes are an integral part of these consolidated financial statements.

                                     TOTAL

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                FRF          FRF          FRF
                                                              -------      -------      -------
                                                               1998         1997         1996
                                                              -------      -------      -------
                                                                    (AMOUNTS IN MILLIONS)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income................................................    5,814        7,611        5,646
  Adjustments to reconcile net income to net cash flows from operating activities:
  Minority interest.........................................      302          336          139
  Depreciation, depletion and amortization..................    9,112        9,073        7,965
  Long-term liabilities, valuation allowances and deferred
    income taxes............................................      681       (1,697)         491
  Unsuccessful exploration costs............................    1,131        1,426        1,172
  Reserve for crude oil price changes.......................     (933)      (1,012)       1,571
  (Gains) Losses on sales of assets.........................     (768)        (813)        (778)
  Equity in income of affiliates (in excess of)/less than
    dividends received......................................     (159)         110          (38)
  Changes in operating assets and liabilities (Note 31).....    1,502          837       (1,039)
  Other changes, net........................................     (102)          19          320
                                                              -------      -------      -------
  Net Cash Flows From Operating Activities..................   16,580       15,890       15,449
                                                              -------      -------      -------
CASH FLOWS FROM INVESTING ACTIVITES
  Intangible assets and property, plant and equipment
    additions...............................................  (16,950)     (16,251)     (11,721)
  Exploration costs directly charged to expense.............   (1,084)      (1,181)        (955)
  Acquisitions of subsidiaries, net of cash acquired........     (713)        (339)      (1,636)
  Investments in equity affiliates and equity securities....   (1,354)      (2,840)        (978)
  Increase in long-term loans...............................   (1,214)      (2,048)      (1,086)
  Proceeds from sale of intangible assets and property,
    plant and equipment.....................................      893        1,102        1,511
  Proceeds from sale of subsidiaries, net of cash sold......      923        1,326           31
  Proceeds from sale of noncurrent investments..............    1,678          442        1,278
  Repayment of long-term loans..............................      653          708          401
  (Increase) decrease in short-term investments.............   (2,336)        (762)        (292)
                                                              -------      -------      -------
    Net Cash Flows Provided by (Used in) Investing
      Activities............................................  (19,504)     (19,843)     (13,447)
                                                              =======      =======      =======
CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of shares and repayment of TSDIRAs:
    Parent company's shareholders (Note 31).................      111          498          205
    Minority shareholders...................................        2           17            6
  Cash dividend paid:
    Parent company's shareholders and holders of TSDIRAs....   (3,139)      (2,554)        (602)
    Minority shareholders...................................     (150)        (189)        (249)
  Net issuance (repayment) of long-term debt (Note 31)......    4,948        4,315       (1,695)
  Increase (decrease) in short-term borrowings and bank
    overdrafts..............................................   (2,014)     (16,695)       3,749
  Other changes, net........................................      (61)         (60)         (52)
                                                              -------      -------      -------
    Net Cash Flows Provided by (Used in) Financing
      Activities............................................     (303)     (14,668)       1,362
                                                              -------      -------      -------
  Net Increase (Decrease) in Cash and Cash Equivalents......   (3,227)     (18,621)       3,364
  Effect of exchange rates on cash and cash equivalents.....      557         (727)          73
  Cash and cash equivalents at the beginning of the year....   12,652       32,000       28,563
                                                              -------      -------      -------
CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR............    9,982       12,652       32,000
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION
Cash paid during the year for:
  Interest (net of amount capitalized)......................    3,059        6,117        2,691
  Income taxes..............................................    1,948        1,919          953

  The accompanying Notes are an integral part of these consolidated financial statements.

                                     TOTAL

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                 COMMON SHARES ISSUED                                      CUMULATIVE
                                 --------------------   PAID IN   RETAINED   REVALUATION   TRANSLATION             SHAREHOLDERS'
                                   NUMBER      AMOUNT   SURPLUS   EARNINGS     RESERVE     ADJUSTMENTS   TSDIRAS      EQUITY
                                 -----------   ------   -------   --------   -----------   -----------   -------   -------------
                                                         (AMOUNTS IN MILLIONS, EXCEPT FOR SHARE AMOUNTS)
AS OF JANUARY 1, 1996..........  235,049,629   11,753   10,672     32,850        477         (3,354)        190       52,588
  Cash dividend(a).............           --      --        --       (602)        --             --          --         (602)
  Stock dividend(a)............    4,446,738     221     1,241     (1,462)        --             --          --           --
  Net income...................           --      --        --      5,646         --             --          --        5,646
  Issuance of common shares....    1,632,275      82       308         --         --             --          --          390
  Change in revaluation
    reserve....................           --      --        --         --        (19)            --          --          (19)
  Translation adjustments......           --      --        --         --         --          1,255          --        1,255
  Repayment of TSDIRAs into
    common shares..............      996,936      50       140         --         --             --        (190)          --
                                 -----------   ------   ------     ------       ----         ------       -----       ------
AS OF DECEMBER 31, 1996........  242,125,588   12,106   12,361     36,432        458         (2,099)         --       59,258
  Cash dividend(b).............           --      --        --     (2,554)        --             --          --       (2,554)
  Net income...................           --      --        --      7,611         --             --          --        7,611
  Issuance of common shares....    2,207,588     111       557         --         --             --          --          668
  Change in revaluation
    reserve....................           --      --        --         --         --             --          --           --
  Translation adjustments......           --      --        --         --         --          1,649          --        1,649
                                 -----------   ------   ------     ------       ----         ------       -----       ------
AS OF DECEMBER 31, 1997........  244,333,176   12,217   12,918     41,489        458           (450)         --       66,632
  Cash dividend(c).............           --      --        --     (3,139)        --             --          --       (3,139)
  Net income...................           --      --        --      5,814         --             --          --        5,814
  Issuance of common shares....      454,462      22        89         --         --             --          --          111
  Change in revaluation
    reserve....................           --      --        --         --          7             --          --            7
  Translation adjustments......           --      --        --         --         --         (1,560)         --       (1,560)
                                 -----------   ------   ------     ------       ----         ------       -----       ------
AS OF DECEMBER 31, 1998........  244,787,638   12,239   13,007     44,164        465         (2,010)         --       67,865
                                 -----------   ------   ------     ------       ----         ------       -----       ------

---------------
(a) Dividend paid in 1996: MFRF 2,064 (FRF 8.70 per share and FRF 34.80 per TSDIRA).

(b) Dividend paid in 1997: MFRF 2,554 (FRF 10.50 per share)

(c) Dividend paid in 1998: MFRF 3,139 (FRF 13.00 per share)

  The accompanying Notes are an integral part of these consolidated financial statements.

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFRF"),
           EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED)

1.  ACCOUNTING POLICIES

     The consolidated financial statements of TOTAL and its subsidiaries (together, the "Company") have been prepared in accordance with French generally accepted accounting principles ("French GAAP"). They also include certain additional information required by the Securities and Exchange Commission of the United States.

     The financial statements of the consolidated subsidiaries, when prepared in accordance with different accounting principles generally accepted in their country of origin, have been restated.

     All material intercompany accounts, transactions and income have been eliminated.

     Certain previously reported amounts have been reclassified to conform with the current year presentation.

  A) PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of all significant subsidiaries.

     The Company's interests in oil and gas joint ventures are proportionately consolidated.

     Investments in 20-50% owned significant companies are accounted for by the equity method. Companies in which ownership interest is less than 20%, but over which the Company has the ability to exercise significant influence are also accounted for by the equity method. Under this method, the investment represents the Company's share of the underlying equity of the investee (including income or loss for the period) and is reflected in the consolidated balance sheets in "Equity affiliates". The Company's share of the income or loss of its equity investees is reflected in the consolidated statements of income as "Equity in income (loss) of affiliates".

  B) FOREIGN CURRENCY TRANSLATION

     (i) MONETARY TRANSACTIONS

     Transactions denominated in foreign currencies are translated at the exchange rate prevailing when the transaction is realized.

     Monetary assets and liabilities denominated in foreign currencies are translated at the exchange rates prevailing at the end of the period. The resulting gains or losses are recorded in "Other income (expense)" in the consolidated statements of income. Translation differences arising on foreign currency loans which are specifically contracted to hedge the value of a net investment in a consolidated subsidiary or equity investee from the effect of exchange rates fluctuations are reflected as a cumulative translation adjustment to shareholders' equity.

     (ii) TRANSLATION OF FINANCIAL STATEMENTS DENOMINATED IN FOREIGN CURRENCIES

     All assets and liabilities of consolidated subsidiaries or of equity affiliates are translated into French francs on the basis of exchange rates at the end of the period. The consolidated statements of income and consolidated statements of cash flows are translated using the average exchange rates during the period. Foreign exchange differences resulting from such translation are recorded either in "Cumulative translation adjustments" (for the Company's share) or in "Minority interest, as appropriate."

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

  C) FINANCIAL INSTRUMENTS

     (i) INTEREST RATE AND FOREIGN CURRENCY AGREEMENTS

     The Company uses financial instruments for hedging purpose only, in order to manage its exposure to movements in interest rates and foreign exchange rates.

     - The Company enters into interest rate and foreign currency swap agreements to minimize its borrowing cost and reduce its exposure to interest rate and foreign currency changes. The differential between interest to be paid and interest to be received is recognized as interest expense or interest income, over the life of the hedged item. The Company can also use future rate agreements ("FRAs") and futures to adjust its interest rate positions. Under hedge accounting, changes in the market value of such contracts are recognized as interest expense or interest income in the same period as the gains and losses on the item being hedged are realized.

     - To reduce the effects of adverse foreign exchange rate movements, the Company can use forward exchange contracts and, in exceptional circumstances, currency options. Under hedge accounting, changes in the market value of these contracts are recognized in income in the same period as the gains and losses on the item being hedged.

     - Under hedge accounting, to the extent that a qualifying hedge is terminated or ceases to be effective as a hedge, gains and losses on the hedge are still amortized over the life of the underlying item and, to the extent that the hedged item is sold or matures, the related hedge is closed and gains or losses are included in earnings on a current basis.

     (ii) COMMODITY TRANSACTIONS

     - In connection with its trading activities, the Company uses hedging strategies to help moderate its exposure to fluctuations in the prices of crude oil, refined products and natural gas, using futures contracts, forward contracts on Brent and Dubai, contracts for difference, refined products swaps and natural gas swaps; options are rarely used. Gains and losses on these contracts are recognized or accrued as a component of the related transactions.

     - Under hedge accounting, to the extent that a qualifying hedge is terminated or ceases to be effective as a hedge, gains and losses on the hedge are still amortized over the life of the underlying item and, to the extent that the hedged item is sold or matures, the related hedge is closed and gains or losses are included in earnings on a current basis.

     - The Company also enters into contracts that are not specific hedges. Gains and losses resulting from changes in the market value of these types of contracts are recorded as follows:

          - forward contracts: unrealized losses are recognized currently while unrealized gains are deferred until the contract is closed out;

          - futures contracts: unrealized gains and losses are recognized in income or expensed currently.

     - In connection with the Company's refining and marketing activities, changes in the market value of commodity hedges of petroleum products inventories are accounted for as additions to or reductions in inventory.

  D) INTANGIBLE ASSETS

     Acquisition goodwill is amortized using the straight-line basis over periods not exceeding 30 years.

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

  E) PROPERTY, PLANT AND EQUIPMENT

     (i) OIL AND GAS EXPLORATION AND PRODUCING PROPERTIES

     The Company applies the successful efforts method of accounting for its oil and gas exploration and producing properties as follows:

       Concessions

     - Costs of acquiring unproved properties are capitalized and impairment is made in the absence of a commercial discovery. Geological and geophysical costs are expensed as incurred. Drilling in progress and wells where proved reserves have been discovered are capitalized. Costs of exploratory wells are capitalized if oil and gas reserves are found and either classified as proved within a year following completion of drilling or if additional exploration work is underway or planned. Otherwise, the costs of exploratory wells are charged to expense.

     - The costs of productive leasehold and other capitalized costs related to producing activities including tangible and intangible costs are amortized on a unit-of-production basis using the estimated proved reserves.

     Production sharing contracts The Company conducts oil and gas exploration and development with certain national oil companies under production sharing contracts which entitle the Company to a contractual portion of the oil and gas production to reimburse its operating, exploration and development costs (cost oil). In addition, the Company is generally entitled to share a portion of the net oil and gas revenues subject to the contract (profit oil).

     Costs incurred under these agreements are accounted for under the successful efforts method.

     (i) OTHER PROPERTY, PLANT AND EQUIPMENT

     Other property, plant and equipment are carried at cost with the exception of assets that have been acquired before 1976 whose cost has been revalued under French regulations by the French companies in their own financial statements and for foreign companies, in addition to their own accounts. The revaluation adjustment is included in shareholders' equity in "Revaluation reserve". This surplus is credited to income over the useful life of the related depreciable fixed assets using the corresponding rates of depreciation and depletion or upon disposal of the revalued assets.

     Fixed assets of significant value which are held under hire purchase and similar agreements are capitalized and depreciated using the straight-line method. The corresponding commitment is recorded as a liability.

     Assets and capitalized leases are depreciated by the straight-line method over their estimated useful life, as follows:

                                                              YEARS OF ESTIMATED
                                                                 USEFUL LIFE
                                                              ------------------
Transportation equipment....................................         5-20
Machinery, plant and equipment:
  Machinery, installations and tools........................         5-10
  Furniture and fixtures....................................         5-10

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

                                                              YEARS OF ESTIMATED
                                                                 USEFUL LIFE
                                                              ------------------
Refineries:
  Specialized complex installations.........................         8-20
  Storage tanks.............................................        10-15
Pipelines and related equipment.............................        10-15
Buildings...................................................        10-50

     Equipment subsidies are deducted from the cost of the related expenditures.

     Routine maintenance and repairs are charged to income as incurred. However, estimated costs of major refinery turnarounds are accrued over the period from the prior turnaround to the next planned turnaround.

  F) VALUATION OF LONG-LIVED ASSETS

     The Company periodically evaluates the carrying value of oil and gas properties by comparing net capitalized costs to undiscounted cash flows on a field-by-field basis. For those oil and gas properties for which the carrying amount exceeds the estimated future cash-flows, a loss is recognized based on the amount by which the carrying value exceeds the anticipated cash flows discounted at a rate commensurate with the risk involved.

     Losses on other long-lived assets, to be held and used, including goodwill and other intangibles assets, are determined in a similar manner.

     The measurement of the impairment losses to be recognized for assets to be disposed of is based on the difference between their fair market values and their carrying amounts. Fair market value is assessed primarily using the anticipated cash flows.

  G) OTHER INVESTMENTS

     Investees over which the Company does not have the ability to exercise significant influence (generally less than 20% owned) or subsidiaries excluded from consolidation after consideration of their materiality to the Company's operations are valued at acquisition cost less allowance for impairment in value.

     Certain investments were revalued in accordance with French regulations as described in paragraph E(ii).

  H) INVENTORIES

     Inventories are stated at the lower of cost or market value. Cost is determined on a first-in, first-out basis (FIFO) for crude oil and refined product inventories. Other inventories are stated primarily on a weighted average basis.

  I) OPERATING EXPENSES -- RESERVE FOR CRUDE OIL PRICE CHANGES

     Net income is presented according to the replacement cost method. Under this method, monthly consumption of petroleum inventories (crude oil and refined products) is valued at the replacement cost of crude oil and refined products over the month instead of the historical cost value computed month-by-month (FIFO or weighted production cost). When replacement cost exceeds historical cost value (positive inventory effect), a reserve for crude oil price changes is charged against operating income. This reserve is classified as a long-term liability. When the inventory effect is negative, the reserve for crude oil price changes is reversed up to the previously recorded amount.

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

  J) SHORT-TERM INVESTMENTS

     Short-term investments are valued at the lower of cost or market value.

  K) DISMANTLEMENT, REMOVAL AND ENVIRONMENTAL COSTS

     UPSTREAM The Company accrues for estimated dismantlement and site restoration costs of oil and gas exploration and producing properties on a unit-of-production basis. Estimated costs are included in "Other liabilities".

     OTHER SEGMENTS Remediation and other environmental costs are recorded when expenses are probable and can be reasonably estimated. Accruals which are included in "Other liabilities" are based on current legal requirements and existing technology.

     Estimated liabilities are not discounted to present value.

  L) DEFERRED TAXES

     The Company uses the liability method required by Statement of Financial Accounting Standards ("SFAS") No 109, "Accounting for income taxes", whereby deferred income taxes are recorded based upon differences between the financial statement and tax bases of assets and liabilities. Deferred tax assets and liabilities must be revalued to reflect new tax rates in the periods rate changes are enacted.

  M) SALES AND OPERATING EXPENSES

     Sales are recorded as products are shipped and services are rendered. Sales are presented net of excise taxes of MFRF 54,320 , MFRF 49,146 and MFRF 43,052, for the years ended December 31, 1998, 1997 and 1996, respectively.

     Taxes paid to Middle East producing countries are included in operating expenses for the portion which the Company held historically as concessions (Abu Dhabi-offshore, Abu Dhabi-onshore, Dubai-offshore, Oman and Abu Al Bu Khoosh). The corresponding amounts were MFRF 3,586, MFRF 6,136 and MFF 6,069 for the years ended December 31, 1998, 1997 and 1996, respectively.

     Costs and expenses are charged to income in the period in which the related sales are recognized.

  N) RESEARCH AND DEVELOPMENT EXPENSES

     Research and development expenses are charged to income as incurred.

     The total of such costs expensed for the years ended December 31, 1998, 1997, and 1996 was MFRF 1,398, MFRF 1,289 and MFRF 1,157 respectively.

  O) INTEREST EXPENSE

     Interest charges relating to the financing of major projects under construction, including development works on oil and gas properties, are capitalized. All other interest is expensed currently.

  P) EMPLOYEE BENEFITS

     PENSION PLANS AND SPECIAL TERMINATION PLANS In accordance with the laws and practices of each country, the Company participates in employee benefit pension plans offering death and disability, retirement and

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

special termination benefits. Those plans provide benefits of various types from flat currency amounts per year of service up to systems integrated with social security and multi-employer plans.

     Most of pension plans are funded with investments made in various instruments such as insurance contracts and securities. There is no significant investment in the Company's shares.

     For defined contribution plans and multi-employer plans, expenses correspond to the contributions paid. For defined benefit pension plans, accruals and prepaid expenses are determined using the projected unit credit method. Accruals and prepaid expenses are recorded in accordance with the prevailing accounting practice in each country. Adjustments to comply with the Company's accounting policies have been made when necessary.

     Special termination benefits are recorded on an accrual basis at the time the offer is accepted by the employees or their representatives and can be reasonably estimated.

     FUTURE LIFE INSURANCE AND HEALTH-CARE COSTS The Company sponsors several defined benefit postretirement plans providing health care and future life insurance for eligible retirees.

     The related cost is accrued for over the service life of the employees.

  Q) EARNINGS PER SHARE

     Earnings per common share are calculated by dividing net income by the weighted average number of common shares and common share equivalents outstanding during the period.

2.  ACQUISITIONS AND DIVESTITURES

  YEAR ENDED DECEMBER 31, 1998

     TOTAL MINATOME In September 1998, the Company sold its US wholly owned subsidiary, Total Minatome Corporation (TMC) to US based Energen Resources Corporation in association with Wesport Oil and Gas Company, Inc. Consideration received was MFRF 838 (US$142 million) and the Company posted a net gain of MFRF 21.

     RESISA In July 1998, the Company acquired for cash, 100% of Resisa, the Cepsa group's resins subsidiary in Spain. Total consideration was MFRF 328 (ESP 8,307 million).

  YEAR ENDED DECEMBER 31, 1997

     CESTARI In February 1997, the Company has acquired in cash 76.5% of Cestari, a Brazilian manufacturer of components for the automotive industry, for MFRF 188.

     TOTAL PETROLEUM NORTH AMERICA In September 1997, the Company exchanged its 55.1% ownership interest in Total Petroleum North America ("TOPNA") for an 8% stake in Ultramar Diamond Shamrock ("UDS"). The UDS shares were recorded for an amount of MFRF 1,395 (US$231.2 million).

     ARGON In December 1997, the Company acquired the Argon Group (later renamed Totalgaz Argentina). Argon is the Argentine leader in liquefied petroleum gas (LPG) marketing. The aggregate consideration was MFRF 73 (in addition, loans were granted for MFRF 307).

     COGEMA In December 1997, the Company acquired an additional 4.54% ownership interest in Cogema for MFRF 876 in cash.

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

  YEAR ENDED DECEMBER 31, 1996

     FAYETTE TUBULAR PRODUCTS In January 1996, the Company acquired all of the issued and outstanding shares of Fayette Tubular Product, Inc. for MFRF 784 in cash (US$153.6 million). Fayette designs, produces and sells automotive air conditioning hoses and tubes.

     KALON In September 1996, the Company acquired an additional 9.69% ownership interest in Kalon for MFRF 465 (L 57.7 million) in cash.

     All acquisitions have been accounted for under the purchase method. The results of operations of the acquired businesses are included in the consolidated financial statements from the dates of acquisition. The pro forma effect on consolidated results of operations, as if the transactions had occurred at the beginning of each respective year of acquisition has not been presented herein since the aggregate effect in each of the three years in the period ended December 31, 1998 is not material.

3. SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES FOLLOWED BY THE COMPANY AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     The accompanying consolidated financial statements have been prepared in accordance with French GAAP, which differ in certain significant respects from those applicable in the United States ("US GAAP").

     These differences have been reflected in the financial information given in paragraph N below and mainly relate to the following items.

  A) RESERVE FOR CRUDE OIL PRICE CHANGES

     The replacement cost method adopted by the Company to reflect the impact of price changes on crude oil and refined products sold and the related reserve for crude oil price changes would not be acceptable under US GAAP.

  B) INCOME TAXES

     The Company reported the effect of applying SFAS No 109 on the difference between the reported amount and the tax basis of oil and gas properties acquired before January 1, 1993 as an adjustment to intangible assets.

     Under US GAAP, the gross-up resulting from the deferred tax liability on nondeductible fixed assets would have been recorded as an addition to the corresponding oil and gas properties with the related depreciation expense included in operating income.

  C) RETIREE BENEFITS

     The Company has applied the provisions of SFAS No 87, "Employers' Accounting for Pensions", as follows:

     - the transition obligation or fund excess has been determined as of January 1, 1987 as being the difference between the liabilities accounted for under prior years' accounting policies and the funded status of the plans resulting from SFAS No 87 calculations.

     - the net transition obligation has been charged against shareholders' equity as of January 1, 1987.

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

     For US GAAP reporting purposes, the transition obligation or fund excess have been amortized using the greater of 15 years and the average residual active life of the employees covered by each plan. Also, SFAS No 87 requires the Company to recognize a minimum pension liability equal to the amount by which the actuarial present value of the accumulated benefit obligation exceeds the fair value of plans' assets.

     The Company adopted the provisions of SFAS No 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions", for plans in the United States effective January 1, 1993 and for plans outside the United States effective January 1, 1995. Prior to the implementation of SFAS No 106, postretirement health care and life insurance benefits expense was not accrued and only recognized when claims were paid. The transition obligation has been amortized immediately.

  D) REVALUATION

     As described in Note 1, certain noncurrent assets have been revalued on the basis of their appraised value. US GAAP does not permit such revaluation. This US GAAP adjustment only affects shareholders' equity and this revaluation has no impact on net income.

  E) TREASURY SHARES

     Subject to authorizations given by shareholders' meetings, the Company can repurchase up to 10% of its common shares on the open market. The corresponding cost of treasury shares is included in short-term investments.

     Under US GAAP, such treasury shares should be reflected as a reduction of shareholders' equity. In addition, under US GAAP, gains on sales of treasury shares should be excluded from the determination of net income.

  F) EQUITY SECURITIES

     MARKETABLE EQUITY SECURITIES Under French GAAP, unrealized gains are not recognized and valuation allowances of marketable equity securities are generally determined based on year-end quotations.

     Under US GAAP (SFAS No 115, "Accounting for Certain Investments in Debt and Equity Securities") and except for securities classified as "held to maturity securities", unrealized holding gains and losses for "trading" and "available for sale" securities should be included in income or reported as an adjustment to shareholders' equity until realized, respectively.

     Gross realized gains and gross realized losses (determined on a FIFO basis) on sales of available-for-sale and trading securities were:

                                                              DECEMBER 31,
                                                              ------------
                                                              1998    1997
                                                              ----    ----
Gross realized gains
Available-for-sale..........................................  465      29
  Trading...................................................   --       5
Gross realized losses
Available-for-sale..........................................   --      --
  Trading...................................................

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

     The carrying amount of securities and their approximate fair value were as follows:

                                                    DECEMBER 31, 1998
                                        ------------------------------------------
                                                   GROSS         GROSS
                                                 UNREALIZED    UNREALIZED    FAIR
                                        COST       GAINS         LOSSES      VALUE
                                        -----    ----------    ----------    -----
Available-for-sale....................  2,659        903          (360)      3,202
Trading...............................     14         --            --          14

                                                    DECEMBER 31, 1997
                                        ------------------------------------------
                                                   GROSS         GROSS
                                                 UNREALIZED    UNREALIZED    FAIR
                                        COST       GAINS         LOSSES      VALUE
                                        -----    ----------    ----------    -----
Available-for-sale....................  3,282      1,348           (78)      4,552
Trading...............................     82          1            --          83

     The Company does not hold debt securities that would be categorized as held-to-maturity.

     NON-PUBLICLY TRADED EQUITY SECURITIES Under US GAAP, previously recorded impairments may not be reversed in subsequent periods.

  G) INTANGIBLE ASSETS

     DEPRECIATION AND AMORTIZATION The Company does not amortize all intangible assets. Under US GAAP, all intangible assets should be amortized over the future periods estimated to be benefited, up to a maximum of 40 years.

     WRITE-DOWNS Under US GAAP, previously recorded write-downs for assets to be held and used may not be reversed in subsequent periods.

  H) PRESENT VALUE OF LOANS AND ADVANCES

     Non-interest or low-interest bearing loans and advances (for example housing loans made to the Company's employees) are not discounted whereas under US GAAP they should be recorded at their present value.

  I) LIFO INVENTORY

     TOPNA has followed the last-in, first-out method (LIFO) for financial reporting purposes. The inventories have been adjusted to the first-in, first-out method (FIFO) in the consolidated financial statements.

     Under US GAAP, the inventories would not have been restated to FIFO.

     As indicated in Note 2, the Company exchanged its stake in TOPNA for 8% in UDS. Consequently, TOPNA was no longer consolidated as of December 31, 1997.

  J) STOCK COMPENSATION

     The Company generally grants to its employees a discount from the market price for shares purchased pursuant to share subscription plans, share purchase plans and reserved capital increases. Accounting for this discount is not addressed by French GAAP and these transactions have no effect on net income.

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

     SFAS No 123, "Accounting for Stock-Based Compensation", established accounting and disclosure requirements using a fair-value based method of accounting for stock-based employee compensation plans.

     Adoption in the financial statements of SFAS No 123 is optional.

     The Company continues to apply Accounting Principles Board No 25, "Accounting for Stock issued to Employees" for US GAAP purposes. Compensation cost for share subscription plans, share purchase plans and capital increases reserved to employees, if any, is measured as the excess of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock.

     However, pro forma disclosures as if the Company adopted the cost recognition requirements under SFAS No 123 are presented in paragraph 3-N(ii) below.

  K) ACCRUAL OF LOSS CONTINGENCIES

     The Company has recorded loss contingencies in relation to future insurance premium increases based on retrospective rating provisions in multiple-year insurance contracts. Under US GAAP (SFAS No 5 and Emerging Issues Task Force Issue No 93-6) such losses should only be accrued to the extent that they were probable or known at year-end. Accordingly, the corresponding reserves classified as "Long-term liabilities" in the accompanying balance sheets must be reversed and retrospective premium payable must be recognized in the period in which they are incurred.

  L) CONSOLIDATED STATEMENTS OF INCOME PRESENTATION

     OTHER INCOME (EXPENSE)/NON-RECURRING ITEMS Under US GAAP, depreciation and amortization of intangible assets (including goodwill) would have been deducted from operating income.

     In addition, miscellaneous valuation allowances or reversals included in "Other income (expense)" would have been deducted from or added to operating income as follows:

                                                              NET AMOUNT
                                                              ----------
Deduction from operating income
  Year ended December 31, 1998..............................     (539)
  Year ended December 31, 1997..............................      (23)
  Year ended December 31, 1996..............................     (794)

     Consolidated statements of income presented under US format are included in paragraph 3-N(ii) below.

  M) EARNINGS PER SHARE

     The Company reports earnings per share ("EPS") using the method described in Note 1.

     Under US GAAP (SFAS No 128, "Earnings per Share"), treasury shares would not have been considered as outstanding. Also, the dilutive effect of stock-based awards issued to employees would not be reflected in the basic EPS.

  N) CONVERSION TO US GAAP

     (i) NET INCOME AND SHAREHOLDERS' EQUITY

     The following is a summary of the estimated adjustments to net income and shareholders' equity for the years ended December 31, 1998, 1997 and 1996 which would be required if US GAAP had been applied

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

instead of French GAAP. These US GAAP adjustments are presented net of the portion applicable to minority interest.

                                                                      NET INCOME
                                                               ------------------------
                                                               YEAR ENDED DECEMBER 31,
                                                               ------------------------
                                                                1998     1997     1996
                                                               ------   ------   ------
Amounts per accompanying consolidated financial
  statements................................................   5,814    7,611    5,646
US GAAP ADJUSTMENTS
Increase (decrease) due to:
  - Reserve for crude oil price changes.....................    (871)    (927)   1,431
  - Pension plans...........................................      18        8      (58)
  - Treasury shares.........................................      (5)      --      (76)
  - Equity securities.......................................    (112)    (124)     (43)
  - Intangible assets.......................................     (18)     (40)     (62)
  - Present value of loans and advances.....................     102      (58)      (6)
  - LIFO inventory..........................................      --      140     (132)
  - Stock compensation......................................     (17)    (142)    (123)
  - Accrual of loss contingencies...........................      --       32       28
  - Tax effect of US GAAP adjustments.......................      24       54      (50)
                                                               -----    -----    -----
Amounts under US GAAP.......................................   4,935    6,554    6,555
                                                               =====    =====    =====

                                                              SHAREHOLDERS' EQUITY
                                                              --------------------
                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                              --------------------
                                                                1998        1997
                                                              --------    --------
Amounts per accompanying consolidated financial
  statements................................................   67,865      66,632
US GAAP ADJUSTMENTS
Increase (decrease) due to:
  - Reserve for crude oil price changes.....................       31         902
  - Retiree benefits........................................      218         554
  - Revaluation.............................................     (465)       (458)
  - Treasury shares.........................................   (3,773)     (1,521)
  - Equity securities.......................................      322         806
  - Intangible assets.......................................     (483)       (465)
  - Present value of loans and advances.....................     (100)       (202)
  - Accrual of loss contingencies...........................      126         126
  - Tax effect of US GAAP adjustments.......................     (245)       (187)
  - Cumulative translation adjustment of US GAAP
     adjustments............................................      (55)         (8)
                                                               ------      ------
Amounts under US GAAP.......................................   63,441      66,179
                                                               ======      ======

     (II) US GAAP CONSOLIDATED STATEMENTS OF INCOME

     The consolidated statements of income for the years ended December 31, 1998, 1997 and 1996 presented below have been restated to reflect the principal differences between US GAAP and French GAAP discussed above.

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

                                                             NET INCOME
                                              -----------------------------------------
                                                       YEAR ENDED DECEMBER 31,
                                              -----------------------------------------
                                                 1998           1997           1996
                                              -----------    -----------    -----------
Sales.......................................      159,614        191,085        176,577
Cost of sales...............................     (136,981)      (169,010)      (154,209)
Impairment of long-lived assets.............         (584)          (346)          (477)
Other operating expenses....................      (14,926)       (11,247)       (12,822)
                                              -----------    -----------    -----------
OPERATING INCOME............................        7,123         10,482          9,069
Interest expense, net.......................         (988)          (738)          (917)
Dividend income.............................          326            597            339
Dividends on subsidiaries redeemable
  preferred shares..........................          (61)           (60)           (52)
Other income (expense)......................          789            719            895
Provision for income taxes..................       (2,358)        (4,031)        (2,691)
Equity in income (loss) of affiliates.......          372            (58)            66
Minority interest...........................         (268)          (357)          (154)
                                              -----------    -----------    -----------
NET INCOME..................................        4,935          6,554          6,555
                                              ===========    ===========    ===========
BASIC EARNINGS PER SHARE....................         20.5           27.1           27.4
                                              ===========    ===========    ===========
DILUTED EARNINGS PER SHARE..................         20.4           26.9           27.3
SHARES USED IN COMPUTING BASIC EARNINGS PER
  SHARE
Shares outstanding, January 1...............  244,333,176    242,125,588    235,049,629
TSDIRAs shares equivalents, January 1.......           --             --        996,936
Issuance of common shares...................      227,231      1,190,031        881,799
Stock dividend..............................           --             --      2,223,374
Treasury shares.............................   (3,857,038)    (1,108,302)      (102,561)
                                              -----------    -----------    -----------
Weighted average number of shares --basic...  240,703,369    242,207,317    239,049,177
                                              ===========    ===========    ===========
Dilutive effect of stocks plans.............    1,525,132      1,483,506      1,128,359
                                              -----------    -----------    -----------
Weighted average number of
  shares -- diluted.........................  242,228,501    243,690,823    240,177,536
                                              ===========    ===========    ===========

     Had compensation cost for the Company's grants for stock-based compensation plans and transactions been determined consistent with SFAS No 123, the Company's net income and net income per share would approximate the following pro forma amounts:

                                                          YEAR ENDED DECEMBER 31,
                                  -----------------------------------------------------------------------
                                          1998                     1997                     1996
                                  ---------------------    ---------------------    ---------------------
                                     AS                       AS                       AS
                                  REPORTED    PRO FORMA    REPORTED    PRO FORMA    REPORTED    PRO FORMA
                                  --------    ---------    --------    ---------    --------    ---------
Net income......................  4,935        4,886       6,554        6,524       6,555        6,541
Basic earnings per share........   20.5        20.3         27.1        26.9         27.4        27.4

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

     The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used for those options granted in 1998, 1997 and 1996.

                                                              1998     1997     1996
                                                              -----    -----    -----
Risk-free interest rate(%)..................................    3.9      4.2      4.1
Dividend yield(%)...........................................    1.9      3.4      4.0
Expected volatility(%)......................................     29       23       23
Expected life (years).......................................      5        3        3
Weighted average fair value of options granted (FRF)........  24.01    24.01    35.85

     SFAS No 123 does not apply to awards granted prior to 1995.

     (i) US GAAP CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

  Comprehensive Income

     In 1998, the Company adopted for US GAAP purposes SFAS No 130, "Reporting Comprehensive Income", which requires companies to report all changes in equity during a period, except those resulting from investment by owners and distribution to owners, in a financial statement for the period in which they are recognized. The Company has chosen to disclose comprehensive income, which encompasses net income, foreign currency translation adjustments, unrealized gains on losses on the Company's available for sale securities and the minimun pension liability adjustment, in the Consolidated Statement of Shareholders' Equity. Prior years have been restated to conform to the SFAS No 130 requirements.

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

                                                                              ACCUMULATED
                                                                                 OTHER                                 TOTAL
                               COMPREHENSIVE   COMMON   PAID IN   RETAINED   COMPREHENSIVE              TREASURY   SHAREHOLDERS'
                                  INCOME       SHARES   SURPLUS   EARNINGS      INCOME       TSDIRA'S    SHARES       EQUITY
                               -------------   ------   -------   --------   -------------   --------   --------   -------------
AS OF JANUARY 1, 1996........                  11,753   10,672     32,774       (3,465)         190       --          51,924
Net income 1996..............      6,555                            6,555                                              6,555
Other comprehensive income,
  net of tax:
  Unrealized foreign currency
    translation
    adjustments..............      1,215
  Realized foreign currency
    translation
    adjustments..............         44
  Unrealized gains on equity
    securities...............        511
  Gains on equity securities
    included in net income...       (143)
                                  ------
Other comprehensive income...      1,627                                         1,627                                 1,627
                                  ------
  Comprehensive income.......      8,182
                                  ======
  Cash dividend..............                                        (602)                                              (602)
  Stock dividend.............                    221     1,241     (1,462)                                                --
  Issuance of common
    shares...................                     82       308                                                           390
  Stock compensation(a)......                                         114                                                114
  Treasury shares(a).........                                         151                                                151
  Repayment of TSDIRAs.......                     50       140                                 (190)                      --
                                               ------   ------     ------       ------         ----        --         ------
AS OF DECEMBER 31, 1996......                  12,106   12,361     37,530       (1,838)          --       --          60,159
                                               ======   ======     ======       ======         ====        ==         ======

---------------
(a) Stock compensation cost and elimination of gains on treasury shares are reflected in net income above.

                                                                                       ACCUMULATED
                                                                                          OTHER                      TOTAL
                                        COMPREHENSIVE   COMMON   PAID IN   RETAINED   COMPREHENSIVE   TREASURY   SHAREHOLDERS'
                                           INCOME       SHARES   SURPLUS   EARNINGS      INCOME        SHARES       EQUITY
                                        -------------   ------   -------   --------   -------------   --------   -------------
AS OF JANUARY 1, 1997.................                  12,106   12,361     37,530       (1,838)                        --
Net income 1997.......................      6,554                            6,554                                   6,554
Other comprehensive income, net of
  tax:
  Unrealized foreign currency
    translation adjustments...........      1,286
  Realized foreign currency
    translation adjustments...........        393
  Unrealized gains on equity
    securities........................        980
  Gains on equity securities included
    in net income.....................         (9)
                                           ------
  Other comprehensive income..........      2,650                                         2,650                      2,650
                                           ------
  Comprehensive income................      9,204
                                           ======
  Cash dividend.......................                                      (2,554)                                 (2,554)
  Issuance of common share............                    111       557                                                668
  Stock compensation(a)...............                                         223                                     223
  Treasury shares(a)..................                                                                 (1,521)      (1,521)
                                                        ------   ------     ------       ------        ------       ------
AS OF DECEMBER 31, 1997...............                  12,217   12,918     41,753          812        (1,521)      66,179
                                                        ======   ======     ======       ======        ======       ======

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

                                                                                       ACCUMULATED
                                                                                          OTHER                      TOTAL
                                        COMPREHENSIVE   COMMON   PAID IN   RETAINED   COMPREHENSIVE   TREASURY   SHAREHOLDERS'
                                           INCOME       SHARES   SURPLUS   EARNINGS      INCOME        SHARES       EQUITY
                                        -------------   ------   -------   --------   -------------   --------   -------------
AS OF JANUARY 1, 1998.................                  12,217   12,918     41,753          812        (1,521)      66,179
Net income 1998.......................      4,935                            4,935                                   4,935
Other comprehensive income, net of
  tax:
  Unrealized foreign currency
    translation adjustments...........     (1,626)
  Realized foreign currency
    translation adjustments...........         19
  Unrealized gains on equity
    securities........................        (80)
  Gains on equity securities included
    in net income.....................       (384)
  Minimum pension liability
    adjustment........................       (344)
                                           ------
  Other comprehensive losses..........     (2,415)                                       (2,415)                    (2,415)
  Comprehensive income................      2,520
                                           ======
  Cash dividend.......................                                      (3,139)                                 (3,139)
  Issuance of common share............                     22        89                                                111
  Stock compensation(a)...............                                          17                                      17
  Treasury shares(a)..................                                           5                     (2,252)      (2,247)
                                                        ------   ------     ------       ------        ------       ------
AS OF DECEMBER 31, 1998...............                  12,239   13,007     43,571       (1,603)       (3,773)      63,441
                                                        ======   ======     ======       ======        ======       ======

---------------
(a) Stock compensation cost and elimination of gains on treasury shares are reflected in net income above.

DISCLOSURE OF ACCUMULATED OTHER COMPREHENSIVE INCOME BALANCES

     The components of other comprehensive income (loss) balances are as follows:

                                                                   YEARS ENDED DECEMBER 31,
                                    ---------------------------------------------------------------------------------------
                                               1998                          1997                          1996
                                    ---------------------------   ---------------------------   ---------------------------
                                                TAX                           TAX                           TAX
                                    PRE-TAX     EXP.      NET     PRE-TAX     EXP.      NET     PRE-TAX     EXP.      NET
                                    AMOUNT    (CREDIT)   AMOUNT   AMOUNT    (CREDIT)   AMOUNT   AMOUNT    (CREDIT)   AMOUNT
                                    -------   --------   ------   -------   --------   ------   -------   --------   ------
Foreign currency translation
Adjustments:
  Unrealized foreign currency
    translation adjustments.......  (2,098)      14      (2,084)    (848)     (3)       (851)   (2,198)      17      (2,181)
  Realized foreign currency
    translation adjustments.......      19       --          19      393       --        393        44       --          44
                                    ------      ---      ------    -----       --      -----    ------       --      ------
    Net foreign currency
      translation adjustments.....  (2,079)      14      (2,065)    (455)     (3)       (458)   (2,154)      17      (2,137)
Unrealized gain (loss) on equity
  securities:
  Unrealized holding gain
    (loss)........................   1,282      (92)      1,190    1,279       --      1,279       442       --         442
  Reclassification adjustment.....    (384)      --        (384)      (9)      --         (9)     (143)      --        (143)
                                    ------      ---      ------    -----       --      -----    ------       --      ------
    Net unrealized gain (loss)....     898      (92)        806    1,270       --      1,270       299       --         299
Minimum pension liability
  adjustment......................    (354)      10        (344)      --       --         --        --       --          --
                                    ------      ---      ------    -----       --      -----    ------       --      ------
Other comprehensive (loss)
  income..........................  (1,535)     (68)     (1,603)     815      (3)        812    (1,855)      17      (1,838)
                                    ======      ===      ======    =====       ==      =====    ======       ==      ======

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

  O) ADDITIONAL US GAAP INFORMATION

     (i) INFORMATION ON EQUITY AFFILIATE

     US GAAP summarized information for COGEMA was as follows (100% amounts):

                                                                DECEMBER 31,
                                                              ----------------
                                                               1998      1997
                                                              ------    ------
BALANCE SHEET DATA
Noncurrent assets...........................................  57,782    60,439
Current assets..............................................  35,175    36,360
                                                              ------    ------
Total assets................................................  92,957    96,799
                                                              ======    ======
Shareholders' equity and accumulated other comprehensive
  income....................................................  17,795    15,995
Minority interest...........................................     846       786
Noncurrent liabilities......................................  55,824    61,112
Current liabilities.........................................  18,492    18,906
                                                              ------    ------
Total liabilities and shareholders' equity..................  92,957    96,799
                                                              ======    ======

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1998
                                                              ------------
STATEMENT OF INCOME DATA
Net sales...................................................     31,437
Operating income............................................        686
Net income..................................................        726

     COGEMA was accounted for under the equity method as effective December 31, 1997. Hence, statement of income data have been only presented for the year ended December 31, 1998.

     (ii) OTHER US GAAP REQUIREMENTS

     RELATED PARTIES Under US GAAP, information provided in Note 25 would be presented on the face of the consolidated balance sheets and consolidated statements of income.

     (iii) DISCLOSURE OF CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES

     NATURE OF OPERATIONS The Company is an integrated oil and gas group with operations in more than 100 countries. The Company engages in all aspects of the petroleum industry including upstream and downstream operations and the trading of crude oil and petroleum products. The Company is also a significant producer of chemicals products for industrial and consumer use (rubber-based products and specialty chemicals: resins, inks, paints, adhesives).

     ESTIMATES The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

     (iv) RECENTLY ISSUED US ACCOUNTING STANDARDS

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet as either an asset or liability measured at its fair value. The statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting.

     SFAS No. 133 is effective for fiscal years beginning after June 15, 1999 and but cannot be applied retroactively. The Company has not yet determined the timing of adoption of SFAS No. 133 and has not yet quantified the accounting consequences on its hedging activities under this new standard.

4.  INTANGIBLE ASSETS

     Intangible assets consist of the following:

                                                               DECEMBER 31,
                                                  --------------------------------------
                                                              1998                 1997
                                                  -----------------------------    -----
                                                           ACCUMULATED
                                                   COST    AMORTIZATION    NET      NET
                                                  ------   ------------   -----    -----
ACQUISITION GOODWILL
Downstream......................................   3,027      1,885       1,142      544
Chemicals.......................................   9,087      2,676       6,411    6,625
Other...........................................     114        114          --       12
                                                  ------      -----       -----    -----
     Total Acquisition Goodwill.................  12,228      4,675       7,553    7,181
OTHER INTANGIBLES
Goodwill........................................   1,499        530         969      813
Patents and trademarks..........................     673        507         166      100
Entrance fee....................................     163        103          60       55
Other(a)........................................   2,523      1,685         838    1,225
                                                  ------      -----       -----    -----
     Total Other Intangibles....................   4,858      2,825       2,033    2,193
                                                  ------      -----       -----    -----
          Total(b)..............................  17,086      7,500       9,586    9,374
                                                  ======      =====       =====    =====

---------------
(a) Further to the implementation of SFAS 109, certain assets of the upstream segment acquired before January 1, 1993, whose depreciation was not tax deductible were revaluated. Such revaluation (gross-up) is equal to the value of the tax deduction attached to the assets should their depreciation have been deductible. The opposite entry of the grossing-up of the assets, which had no impact on the net income, has been recorded in deferred tax liabilities.

                                                       DECEMBER 31,
                                                       -------------
                                                       1998    1997
                                                       ----    -----
Cost.................................................   773    1,035
Accumulated amortization.............................  (502)    (415)
                                                       ----    -----
          Net........................................   271      620
                                                       ====    =====

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

(b) As of December 31, 1997, aggregate cost and accumulated amortization amounted to MFRF 16,339 and MFRF 6,965 respectively.

5.  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment and the related accumulated depreciation, depletion and amortization after effect of legal revaluation are as follows:

                                                                DECEMBER 31,
                                                  -----------------------------------------
                                                                1998                  1997
                                                  --------------------------------   ------
                                                             ACCUMULATED
                                                            DEPRECIATION,
                                                            DEPLETION AND
                                                   COST     AMORTIZATION     NET      NET
                                                  -------   -------------   ------   ------
OIL AND GAS EXPLORATION AND
  PRODUCING PROPERTIES
  Proved properties.............................   56,702      29,214       27,488   25,323
  Unproved properties...........................      938         276          662      727
  Work in progress..............................   11,050          74       10,976    9,565
                                                  -------      ------       ------   ------
     Total Oil and Gas Exploration and Producing
       Properties...............................   68,690      29,564       39,126   35,615
OTHER PROPERTY, PLANT AND EQUIPMENT
  Transportation equipment......................    1,409         390        1,019    1,023
  Machinery, plant and equipment................   22,868      16,672        6,196    6,258
  Land..........................................    3,499         168        3,331    3,302
  Buildings.....................................   16,024       8,337        7,687    8,040
  Construction in progress......................    1,652           4        1,648    1,608
  Other.........................................   18,021      11,645        6,376    5,554
                                                  -------      ------       ------   ------
     Total Other Property, Plant and
       Equipment................................   63,473      37,216       26,257   25,785
                                                  -------      ------       ------   ------
          Total(a)..............................  132,163      66,780       65,383   61,400
                                                  =======      ======       ======   ======

---------------
(a) As of December 31, 1997, aggregate cost and accumulated depreciation, depletion and amortization amounted to MFRF 127,525 and MFRF 66,125, respectively.

     Property, plant and equipment presented above include the following amounts for facilities and equipment leases that have been capitalized:

                                                                 DECEMBER 31,
                                                      -----------------------------------
                                                                  1998               1997
                                                      ----------------------------   ----
                                                               ACCUMULATED
                                                              DEPRECIATION,
                                                              DEPLETION, AND
                                                      COST     AMORTIZATION    NET   NET
                                                      -----   --------------   ---   ----
Machinery, plant and equipment......................  4,312       4,273         39    94
Buildings...........................................    860         546        314   374
                                                      -----       -----        ---   ---
          Total.....................................  5,172       4,819        353   468
                                                      =====       =====        ===   ===

     Amortization expense of capital lease assets amounted to MFRF 74 in 1998, MFRF 60 in 1997, MFRF 71 in 1996.

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

6.  EQUITY AFFILIATES: INVESTMENTS AND LOANS

     The Company's share in the equity and income or loss of equity affiliates is summarized below:

                                               DECEMBER 31,                  YEAR ENDED DECEMBER 31,
                                      -------------------------------   ---------------------------------
                                      1998    1997     1998     1997      1998        1997        1996
                                      -----   -----   ------   ------   ---------   ---------   ---------
                                                                         EQUITY      EQUITY      EQUITY
                                        %       %     EQUITY   EQUITY   IN INCOME   IN INCOME   IN INCOME
                                      OWNED   OWNED   VALUE    VALUE     (LOSS)      (LOSS)      (LOSS)
                                      -----   -----   ------   ------   ---------   ---------   ---------
COGEMA..............................  15.00   15.00   2,429    2,396       110          --          --
Ocensa..............................  15.20   15.20     572      597        78          72          26
Gisco...............................  10.00   10.00     532       13        37          13          --
SARA................................  25.00   25.00     401      373        49          12          33
Cie Francaise du Methane Holding....  15.00     --      399       --        23          --          --
Qatargas LNG........................  10.00   10.00     358      156        13           8          --
Abu Dhabi Gas Industries Ltd........  15.00   15.00     356      379        --          --          --
Statoil Thailande Limited...........  33.33     --      244       --        --          --          --
I.P.C...............................  23.75   23.75     153      164        --          --          --
Trapil..............................  34.72   34.72     147      156        33          22          20
Ruwais Fertilizer Industries........  33.33   33.33     141      150        --          --          --
Gaz de Strasbourg...................  24.98   49.88      93      189         5          11          --
Depots petroliers de Fos............  25.69   25.69     117      131       (14)        (14)        (15)
Graficart...........................  47.98     --       61       --         5          --          --
POHOL...............................  10.00   10.00      38       40        --          --          --
A.D.P.C.............................  23.75   23.75      28       28        --          --          --
Other...............................                   (136)    (152)       33        (182)          2
                                                      -----    -----       ---        ----         ---
                                                      5,933    4,620       372         (58)         66
                                                      -----    -----       ---        ----         ---
          Loans.....................                  3,314    3,871
                                                      -----    -----
          Total.....................                  9,247    8,491
                                                      =====    =====

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

7.  OTHER INVESTMENTS

     As of December 31, 1998 and 1997, other investments consisted of:

                                                                DECEMBER 31,
                                                      ---------------------------------
                                                                1998              1997
                                                      -------------------------   -----
                                                              VALUATION
                                                      COST    ALLOWANCE    NET     NET
                                                      -----   ---------   -----   -----
PUBLICLY TRADED EQUITY SECURITIES
  Ultramar Diamond Shamrock.........................  1,310       --      1,310   1,395
  Societe Generale..................................    499       --        499     499
  Eiffage...........................................    182       --        182      83
  Paribas...........................................    160       --        160     410
  Compagnie Generale de Geophysique.................    131       --        131     147
  Societe Centrale des AGF..........................    128       --        128     356
  Technip...........................................     56       --         56      56
  Unibail...........................................     --       --         --     153
  Other.............................................     52        4         48     108
                                                      -----      ---      -----   -----
     Total publicly traded..........................  2,518        4      2,514   3,207
                                                      -----      ---      -----   -----
Market value of publicly traded equity securities...     --       --      3,019   4,459
                                                                          =====   =====
OTHER EQUITY SECURITIES
  Wepec.............................................    296       --        296     296
  Oman LNG LLC......................................    163       --        163      16
  Bianco-Tramier-Tardy..............................     97       75         22      22
  Nogat.............................................     92       --         92      98
  Gasandes Argentina................................     82       --         82      --
  Oleoducto de Colombia.............................     76       --         76      89
  Totalgaz Argentina(a).............................     --       --         --      73
  Graficart(b)......................................     --       --         --      61
  Other(c)..........................................  2,890      905      1,985   1,949
                                                      -----      ---      -----   -----
     Total other equity securities..................  3,696      980      2,716   2,604
                                                      -----      ---      -----   -----
       Total(d).....................................  6,214      984      5,230   5,811
                                                      =====      ===      =====   =====

---------------
(a) This subsidiary acquired in December 1997 was consolidated effective January 1, 1998.

(b) Investment reported as "Equity affiliates: investments and loans" (note 6) as of December 31, 1998.

(c) Investments in subsidiaries excluded from consolidation after considering their materiality to the Company's operations account for MFRF 1,213 and MFRF 1,222 as of December 31, 1998 and 1997, respectively.

(d) As of December 31, 1997, the aggregate cost of other investments and valuation allowances amounted to MFRF 6,847 and MFRF 1,036, respectively.

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

8.  OTHER NONCURRENT ASSETS

     The table below sets forth the main items included under this caption in the consolidated balance sheets as of December 31, 1998 and 1997:

                                                                   DECEMBER 31,
                                                         ---------------------------------
                                                                   1998              1997
                                                         -------------------------   -----
                                                                 VALUATION
                                                         COST    ALLOWANCE    NET     NET
                                                         -----   ---------   -----   -----
Deferred income taxes(a)...............................  1,027       --      1,027   1,008
Loans and advances(b)..................................  3,517     (820)     2,697   3,526
Other..................................................    968       --        968     955
                                                         -----     ----      -----   -----
          Total........................................  5,512     (820)     4,692   5,489
                                                         =====     ====      =====   =====

---------------
(a) Note 23.

(b) Excluding loans to equity affiliates (Note 6).

9.  INVENTORIES

     As of December 31, 1998 and 1997, inventories consisted:

                                                                DECEMBER 31,
                                                              ----------------
                                                               1998      1997
                                                              ------    ------
Crude oil and natural gas...................................   1,774     2,390
Refined petroleum products and products in process..........   4,960     7,057
Chemical products...........................................   4,344     3,948
Supplies and other inventories..............................   1,141     1,155
                                                              ------    ------
          Total.............................................  12,219    14,550
                                                              ======    ======

10.  ACCOUNTS RECEIVABLE

     The breakdown between accounts and notes receivable is the following:

                                                             DECEMBER 31,
                                                ---------------------------------------
                                                            1998                  1997
                                                -----------------------------    ------
                                                          VALUATION
                                                 COST     ALLOWANCE     NET       NET
                                                ------    ---------    ------    ------
Receivables from customers....................  21,053     (1,646)     19,407    21,835
Notes receivable..............................   1,078         --       1,078     1,536
                                                ------     ------      ------    ------
          Total...............................  22,131     (1,646)     20,485    23,371
                                                ======     ======      ======    ======

---------------
(a) As of December 31, 1997, aggregate cost and valuation allowance amounted to MFRF 24,925 and MFRF 1,554, respectively.

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

11.  PREPAID EXPENSES AND OTHER CURRENT ASSETS

     The detail of these captions as of December 31, 1998 and 1997 is shown below:

                                                              DECEMBER 31,
                                                 --------------------------------------
                                                             1998                 1997
                                                 -----------------------------    -----
                                                           VALUATION
                                                  COST     ALLOWANCE     NET       NET
                                                 ------    ---------    ------    -----
Advances to suppliers(a).......................     830        --          830    1,055
Current accounts(a)............................   2,623        (2)       2,621    1,905
Receivables from States (including taxes and
  duties)......................................   3,481        --        3,481    1,695
Prepayments and accrued income.................   1,041        --        1,041      969
Deferred income taxes(b).......................     333        --          333      367
Other..........................................   2,771       (45)       2,726    2,809
                                                 ------       ---       ------    -----
          Total................................  11,079       (47)      11,032    8,800
                                                 ======       ===       ======    =====

---------------
(a) Including advances to and current accounts with related parties (Note 25).

(b) Note 23.

12.  SHORT-TERM INVESTMENTS

     Short-term investments consist of:

                                                               DECEMBER 31,
                                                    ----------------------------------
                                                         1997               1998
                                                    ---------------    ---------------
                                                             MARKET             MARKET
                                                     NET     VALUE      NET     VALUE
                                                    -----    ------    -----    ------
Marketable securities...........................    4,064    4,010     1,744    1,984
Other...........................................       33       --        29       --
                                                    -----    -----     -----    -----
          Total.................................    4,097    4,010     1,773    1,984
                                                    =====    =====     =====    =====

13.  SHAREHOLDERS' EQUITY

  A) COMMON SHARES

     DESCRIPTION The Company's common shares, par value of FRF 50, are the only class of shares.

     Shares may be held in either bearer or registered form. However, the shares owned by the French State must be registered.

     Holders of the Company's shares have a preemptive right to subscribe for additional shares issued by the Company on a pro rata basis according to their respective holding of shares.

     Each share confers to its holder the right to one vote at the Shareholders' Meeting. However, all fully paid-up shares registered in the name of the same shareholder for at least two years, and any shares issued to such shareholders without consideration in registered form in connection with any increase in the registered capital of the Company by way of capitalization of reserves, of profits or of premiums, carry double voting rights. The merger of the Company has no impact on such double voting rights, which may be exercised at the meeting of shareholders of the absorbing company if so provided for in the bylaws of such company.

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

     At a Shareholders' Meeting, the number of single voting rights which may be exercised by a shareholder acting on his own behalf or by proxy, with respect to the shares held directly and indirectly and the proxies given to such shareholder, may not exceed 10% of the total number of voting rights attached to the Company's shares. However, should the shareholder possess and/or represent double voting rights, the resulting additional voting rights, and only these, may be exercised in excess of the limit so defined, provided that the total voting rights exercised by such shareholder shall not exceed 20% of the total voting rights attached to the Company's shares.

     The above restrictions shall become null and void if any individual or entity, acting alone or in cooperation with one or more individuals or entities, holds at least two thirds of the total registered capital of the Company following a public tender offer for all of the Company's shares.

     PRINCIPAL SHAREHOLDERS Percentages have been determined in accordance with shares issued and outstanding at year-end and existing voting rights, respectively.

                                                            DECEMBER 31, 1998
                                                           --------------------
                                                           % OF STOCK     % OF
                                                           OWNERSHIP     VOTING
                                                              (B)        RIGHTS
                                                           ----------    ------
1. Principal shareholders represented within the Board of
   Directors as of December 31, 1998
   AGF...................................................     0.96        1.11
   COGEMA................................................     5.50       10.31
   Societe Generale......................................     1.84        2.53
   Paribas...............................................     0.50        0.92
2. Company's Employees...................................     2.87        4.50
3. Other registered shareholders.........................     0.91        1.17
                                                             -----       -----
          Total..........................................    12.58       20.54
Company's holdings
     TOTAL...............................................     1.82        0.00
     TOTAL Nucleaire.....................................     0.86        0.00
                                                             -----       -----
          Total..........................................     2.68        0.00
Other shareholders.......................................    84.75       79.46
(among which ADR(a) holders).............................    11.48       10.76

---------------
(a) American depositary receipt

(b) As of December 31, 1998, the Company owned 6,548,894 of its own shares (2.68%).

     In addition to the legal obligation to notify the Company of the acquisition of shares in excess of certain percentages of its stock, any individual or legal entity who becomes the owner, directly or indirectly, of shares, voting rights or any securities convertible or otherwise exchangeable for shares representing 1% of the Company's stock or any multiple thereof must notify the Company thereof within fifteen days of exceeding each of these levels, by registered mail, stating the number of securities held and requesting acknowledgement of receipt (Article 12 of the Statuts).

     Failure to make this disclosure as explained in the foregoing paragraph results in the withholding of voting rights at Shareholders' Meetings, in the manner prescribed by law, in respect of shares exceeding the fraction which should have been disclosed, if at any such Meeting the failure to disclose has been noted and if one or more shareholders holding in the aggregate not less than 3% of the equity or voting rights so request.

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

     Any individual or legal entity must also notify the Company in the manner and within the time limits set forth above when the direct or indirect holding thereof falls below each of the levels mentioned.

                               AUTHORIZED CAPITAL

                                                              COMMON SHARES
                                                              -------------
As of January 1, 1996.......................................   649,459,740
Increase (Decrease) in authorized shares....................     6,540,076
                                                               -----------
As of December 31, 1996.....................................   655,999,816
Increase (Decrease) in authorized shares....................      (217,598)
                                                               -----------
As of December 31, 1997.....................................   655,782,218
Increase (Decrease) in authorized shares....................     4,091,809
                                                               -----------
As of December 31, 1998.....................................   659,874,027
                                                               ===========

                         SHARES ISSUED AND OUTSTANDING

                                                              COMMON SHARES
                                                              -------------
As of January 1, 1996.......................................   235,049,629
Issued in connection with:
  Capital increase reserved to employees....................     1,244,892
  Stock dividend............................................     4,446,748
  Exercise of employees share subscription options..........       387,383
  Repayment of TSDIRAs......................................       996,936
                                                               -----------
As of December 31, 1996.....................................   242,125,588
Issued in connection with:
  Capital increase reserved to employees....................     1,630,756
  Exercise of employees share subscription options..........       576,832
                                                               -----------
  As of December 31, 1997...................................   244,333,176
Issued in connection with:
  Exercise of employees share subscription options..........       454,462
                                                               -----------
As of December 31, 1998.....................................   244,787,638
                                                               ===========

  B) PAID-IN SURPLUS

     In accordance with French law, the paid-in surplus corresponds to share premiums of the parent company which can be capitalized or used to offset losses if the legal reserve has reached its minimum required level (see C) below). The amount of the paid-in surplus may also be distributed subject to taxation unless the unrestricted reserves of the parent company are distributed prior to or simultaneously with this item.

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

  C) RETAINED EARNINGS

     As of December 31, 1998, consolidated retained earnings consist of:

                                                                 AMOUNT
                                                                 ------
Parent company:
  Legal reserve.............................................      1,222
  Unrestricted reserves.....................................     23,340
                                                                 ------
  Total parent company......................................     24,562
Consolidated subsidiaries...................................     19,329
Equity affiliates...........................................        273
                                                                 ------
Total retained earnings.....................................     44,164
                                                                 ======

     Under French law, 5% of net income must be transferred to the legal reserve until the legal reserve reaches 10% of the capital par value. This reserve cannot be distributed to the shareholders other than in liquidation but can be used to offset losses.

     If wholly distributed, the unrestricted reserves of the parent company would be taxed for an approximate amount of MFRF 753 as of December 31,1998.

     The individual financial statements of consolidated subsidiaries and equity affiliates include reserves which are legally restricted as to disposal. Based upon the Company's ownership percentages, these amounted to MFRF 5,714 as of December 31, 1998.

  A)PERPETUAL SUBORDINATED SECURITIES REPAYABLE IN SHARES ("TSDIRAS")

     On June 28, 1990, the Company issued 8,804,204 TSDIRAs with a par value of FRF 761 each for an aggregate par value of FRF 6,699,999,244. These securities were subscribed for by the French State in connection with the Company's acquisition of assets from the Orkem Group. In the second half of 1990, the French State transferred 854,240 TSDIRAs to Groupe des Assurances Nationales
(GAN) and 1,971,000 TSDIRAs to Assurances Generales de France (AGF). In May 1994, the French State transferred an additional 467,290 TSDIRAs to AGF and, in December 1994, AGF transferred 362,950 TSDIRAs to COGEMA.

     On December 28, 1994, the Company repurchased all of the 1,106,225 remaining TSDIRAs held by the French State at a price of FRF 1,142.96 per TSDIRA, that is FRF 285.74 per equivalent share. Such TSDIRAs have been cancelled as provided in the issue agreement.

     All TSDIRAS outstanding as of December 31, 1995 were repaid in shares in 1996 through various capital increases.

  B) REPAYMENT

     The duration of TSDIRAs was equal to that of the Company. Each TSDIRA was repayable at the holders' discretion on the basis of four shares of the Company for one TSDIRA on the following terms:

     - upon each new issuance of shares of the Company for cash, the maximum number of shares of the Company that could be obtained in repayment of TSDIRAs was limited to 35/65ths of the number of new shares subscribed by persons other than the French State, after deduction of new shares of the Company effectively subscribed for by the French State;

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

     - upon each new issuance of shares of the Company reserved for investors other than the French State, subscribed in cash or in kind, and upon each new issuance of shares of the Company resulting from conversion, exchange, repayment, exercise of a warrant or stock option or otherwise subscribed by investors other than the French State, the maximum number of shares of the Company that could be obtained in repayment of the perpetual subordinated securities repayable in shares was limited to 35/65ths of the number of new shares issued;

     - in case of liquidation of the Company, the perpetual subordinated securities repayable in shares were repaid in shares.

14.  SUBSIDIARIES REDEEMABLE PREFERRED SHARES

     These non-voting shares were issued by two North American subsidiaries:

     - TOTAL Energy Resources Finance, Inc. (TERFIN), (USA)

     - TOTAL Energy Capital, Inc. (TECI), (USA).

     TOTAL Energy Resources Finance, Inc. (TERFIN) and Total Energy Capital, Inc. (TECI), wholly-owned subsidiaries of the Company, have been established for the purpose of issuing Auction Preferred Stock (APS). In 1987, TERFIN issued $100 million of APS and in 1988 TECI issued $150 million of APS.

     The shares of APS are adjustable rate securities with dividend rates set at auction every 49 days. Dividends are cumulative from date of issue and are payable every 49 days in arrears. The effective dividend rates of the APS were 4% and 4% in 1998 and 1997, respectively.

     The shares may be redeemed at the option of TERFIN and TECI at their liquidation preference ($100 million for the TERFIN APS and $150 million for the TECI APS) plus accumulated and unpaid dividends. The shares become mandatorily redeemable if certain required coverages are not met, if dividends paid are not eligible for the dividend-exclusion deduction under United States tax law or if TECI must register as an investment company under the Investment Company Act of 1940, as amended.

     During any period that accumulated dividends payable are unpaid or that TERFIN and TECI have not redeemed shares when required, holders of a majority of the APS, voting as a single class, can elect a majority of the board of directors of the respective companies.

     The assets of TERFIN and TECI are not available to satisfy claims of the creditors of the Company and its affiliates while shares of APS are outstanding.

     Balances at the end of periods were as follows:

                                                               DECEMBER 31,
                                               ---------------------------------------------
                                                       1998                     1997
                                               ---------------------    --------------------
                                               IN MILLIONS              IN MILLIONS
                                                 OF LOCAL                OF LOCAL
                                                 CURRENCY       MFF      CURRENCY       MFF
                                               ------------    -----    -----------    -----
TERFIN.......................................     US$100         562      US$100         599
TECI.........................................     US$150         844      US$150         898
                                                               -----                   -----
          Total..............................                  1,406                   1,497
                                                               =====                   =====

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

  A) CHANGES IN SUBSIDIARIES REDEEMABLE PREFERRED SHARES

                                                              AMOUNT
                                                              ------
December 31, 1997...........................................  1,497
Foreign currency translation effect.........................    (91)
                                                              -----
December 31, 1998...........................................  1,406
                                                              =====

  B) DIVIDENDS ON SUBSIDIARIES REDEEMABLE PREFERRED SHARES

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                              --------------------
                                                              1998    1997    1996
                                                              ----    ----    ----
Redeemable preferred shares issued by:
  TERFIN....................................................   24      24      21
  TECI......................................................   37      36      31
                                                               --      --      --
          Total.............................................   61      60      52
                                                               ==      ==      ==

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

15.  EMPLOYEE BENEFITS

     The funded status of defined benefits pension plans and other than pension benefits plans presented and determined under US GAAP was as follows (prior years data have been restated in accordance with SFAS No 132 "Employers' Disclosures about Pensions and other Postretirements Benefits"):

                                                     PENSION BENEFITS    OTHER BENEFITS
                                                     ----------------    --------------
                                                        YEAR ENDED         YEAR ENDED
                                                       DECEMBER 31,       DECEMBER 31,
                                                     ----------------    --------------
                                                      1998      1997     1998     1997
                                                     ------    ------    -----    -----
CHANGE IN BENEFIT OBLIGATION
Benefit Obligation at beginning of year............   9,409     8,362     360      390
Service Cost.......................................     233       252       7        7
Interest cost......................................     622       596      22       22
Plan participants contributions....................      54        49      --       --
Business combinations..............................      --       343      --       --
Disposal...........................................      --        --      (4)     (83)
Curtailment........................................      90      (111)     --       --
Actuarial loss (gain)..............................     240       348     (21)      34
Benefits paid......................................    (525)     (559)    (15)     (15)
Others (foreign currency translation)..............    (276)      129      (9)       5
                                                     ------    ------    ----     ----
Benefit Obligation at end of year..................   9,847     9,409     340      360
CHANGE IN PLAN ASSETS
Fair value of plan assets at beginning of year.....  (8,042)   (4,055)     --       --
Actuarial return on plan assets....................    (836)     (975)     --       --
Company contributions(a)...........................    (110)   (2,532)     --       --
Plan participants contributions....................     (55)      (49)     --       --
Business combinations..............................      --      (473)     --       --
Benefits paid......................................     349       158      --       --
Others (foreign currency translation)..............      35      (116)     --       --
                                                     ------    ------    ----     ----
Fair value of plan assets at end of year...........  (8,659)   (8,042)     --       --
Funded status of the plan..........................   1,188     1,367     340      360
Unrecognized actuarial loss........................     756       467       6      (13)
Unrecognized actuarial prior service cost..........      59        73      17       19
Unrecognized actuarial transition obligation.......     (17)      (35)     --       --
                                                     ------    ------    ----     ----
Accrued benefit cost...............................   1,986     1,872     363      366

---------------
(a) In 1997, the Company covered certain French employee pension benefit plans through insurance companies for an amount of MFRF 2,441. Further to this externalization, employee benefits provision was reduced by an amount of MFRF 2,441 and the funding of insurance premium was charged to expenses. As a consequence, the externalization had no impact on net income.

     The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for the pension plans with accumulated benefit obligation in excess of plan assets were MFRF 3,389, MFRF 3,209, and MFRF 487, respectively, as of December 31, 1998 and MFRF 3,271, MFRF 3,113, and MFRF 512, respectively, as of December 31, 1997.

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

     Amounts recognized in the balance sheets consist of:

                                                       PENSION BENEFITS    OTHER BENEFITS
                                                       ----------------    --------------
                                                          YEAR ENDED         YEAR ENDED
                                                         DECEMBER 31,       DECEMBER 31,
                                                       ----------------    --------------
                                                        1998      1997     1998     1997
                                                       ------    ------    -----    -----
Accrued benefit liability (including Minimum
  Liability Adjustments -- MLA)......................  3,127     2,712      363      366
Prepaid benefit cost.................................   (784)     (840)      --       --
                                                       -----     -----     ----     ----
Net amount accrued for under US GAAP.................  2,343     1,872      363      366
                                                       -----     -----     ----     ----
Accumulated other comprehensive income (MLA).........   (357)       --       --       --
                                                       -----     -----     ----     ----
Net amount recognized under US GAAP..................  1,986     1,872      363      366
                                                       =====     =====     ====     ====

     Net accruals as of December 31, 1998 and 1997 in the accompanying consolidated balance sheets can be compared with balances determined under US GAAP as follows:

                                                       PENSION BENEFITS    OTHER BENEFITS
                                                       ----------------    --------------
                                                          YEAR ENDED         YEAR ENDED
                                                         DECEMBER 31,       DECEMBER 31,
                                                       ----------------    --------------
                                                        1998      1997     1998     1997
                                                       ------    ------    -----    -----
Net amount accrued for under US GAAP.................  2,343     1,872      363      366
     - Excess funding of plans recognized in income
       only when paid back to the Company............    451       497       --       --
     - Impacts of transition obligation, of prior
       service cost and of actuarial gains recognized
       with a different timing under local
       regulations...................................     90        58       (1)      --
     - Minimum liability adjustment (MLA)............   (357)       --       --       --
                                                       -----     -----     ----     ----
Net amount accrued for under French GAAP in the
  accompanying consolidated balance sheet............  2,527     2,427      362      366
                                                       =====     =====     ====     ====
     - Accrued.......................................  2,964     2,850      362      366
     - Prepaid.......................................   (437)     (423)      --       --

COMPONENTS OF NET PERIODIC BENEFIT COST

     Net periodic cost under US GAAP (after minority interests) was as follows:

                                                   PENSION BENEFITS            OTHER BENEFITS
                                                -----------------------    -----------------------
                                                YEAR ENDED DECEMBER 31,    YEAR ENDED DECEMBER 31,
                                                -----------------------    -----------------------
                                                1998     1997     1996     1998     1997     1996
                                                -----    -----    -----    -----    -----    -----
Service Cost(a)...............................   233      252      259        7        7       13
Expected interest cost........................   622      596      546       22       22       25
Expected return on plan assets................  (663)    (403)    (278)      --       --       --
Amortization of unrecognized prior service
  cost........................................    (6)      (7)       3       (2)      (1)      (1)

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

                                                   PENSION BENEFITS            OTHER BENEFITS
                                                -----------------------    -----------------------
                                                YEAR ENDED DECEMBER 31,    YEAR ENDED DECEMBER 31,
                                                -----------------------    -----------------------
                                                1998     1997     1996     1998     1997     1996
                                                -----    -----    -----    -----    -----    -----
Amortization of actuarial net loss (gain).....    64       37      (89)      --       --       --
Amortization of net transition obligation.....    23       24       26       --       --       --
Curtailments/Settlements......................    91      (91)     219        1       (3)
                                                ----     ----     ----     ----     ----     ----
Net periodic benefit cost.....................   364      408      686       28       25       37
                                                ====     ====     ====     ====     ====     ====

---------------
(a) In 1998, service cost is presented free from plan participants contributions. 1997 and 1996 data have been restated for comparison purposes.

     Annual cost under French GAAP was MFRF 390, MFRF 422 and MFRF 614 for the years ended December 31, 1998, 1997 and 1996, respectively. The difference between these amounts and the annual cost under US GAAP primarily results from the difference in timing of amortization of the initial transition liability and of actuarial gains and losses. In addition, certain companies do not recognize the excess funding.

WEIGHTED-AVERAGE ASSUMPTIONS AS OF DECEMBER 31,

                                       PENSION BENEFITS             OTHER BENEFITS
                                   -------------------------   -------------------------
                                    YEAR ENDED DECEMBER 31,     YEAR ENDED DECEMBER 31,
                                   -------------------------   -------------------------
                                      1998          1997          1998          1997
                                   -----------   -----------   -----------   -----------
Discount rates...................     7.1%          7.4%          6.6%          6.6%
Future salary increases..........     4.0%          4.0%          4.0%          4.0%
Expected long-term return on
  assets.........................     8.1%          8.0%           --            --
Residual active life.............  10-25 years   10-25 years   10-25 years   10-25 years

     Regarding the other benefits plans, the assumed increase of health care costs is a fixed amount per person agreed upon between the employer and the trade unions under the existing cost sharing agreements which represent 2.5% for 1999. This percentage will decrease in the future as these increases are fixed in French Francs.

     For other benefits plans, a one-percentage-point change in assumed health care cost trend rates would have the following effects:

                                                             1-PERCENTAGE-    1-PERCENTAGE-
                                                                 POINT            POINT
                                                               INCREASE         DECREASE
                                                             -------------    -------------
Effect on total of service and interest cost components....        4                (4)
Effect on the postretirement benefit obligation............       46               (42)

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

16.  OTHER LIABILITIES

                                                               DECEMBER 31,
                                                              --------------
                                                              1998     1997
                                                              -----    -----
Litigation and accrued penalty claims.......................    595      388
Major refinery turnarounds..................................    613      572
Site restoration and environmental contingencies............  1,627    1,516
Other.......................................................  2,716    2,796
                                                              -----    -----
Total.......................................................  5,551    5,272
                                                              =====    =====

17.  DEBT

  A) LONG-TERM DEBT

                                                        DECEMBER 31,
                                 -----------------------------------------------------------
                                             1998                           1997
                                 ----------------------------   ----------------------------
                                 SECURED   UNSECURED   TOTAL    SECURED   UNSECURED   TOTAL
                                 -------   ---------   ------   -------   ---------   ------
Debenture loans(a).............      5      16,052     16,057       7      13,874     13,881
Capital lease obligations......    418          --        418     567          --        567
Banks and other:
  Fixed rate...................     25         444        469      52         414        466
  Floating rate................      9       6,966      6,975      22       6,806      6,828
                                   ---      ------     ------     ---      ------     ------
                                    34       7,410      7,444      74       7,220      7,294
                                   ---      ------     ------     ---      ------     ------
          Total................    457      23,462     23,919     648      21,094     21,742
                                   ===      ======     ======     ===      ======     ======

---------------
(a) Including two loans issued by the parent company which are presented as debenture loans.

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

     Debenture loans can be analyzed as follows:

                                                                DECEMBER 31,
                                                              ----------------
                                                               1998      1997
                                                              ------    ------
PARENT COMPANY
6% Notes 1993-2000 (Swiss francs 150 million)(a)............     553       589
9 1/2% Bonds 1991-1998 (French francs 750 million)(a).......      --       789
8 1/2% Bonds 1991-2001 (German marks 200 million)(a)........     711       758
7 1/8% Bonds 1991-2001 (Swiss francs 100 million)(a)........     405       432
8 1/4% Bonds 1992-2002 (German marks 300 million)(a)........   1,015     1,081
8 1/5% Bonds 1995-2005 (French francs 500 million) (a)......     547       582
7.62% Single Coupon Bonds 1995-2005 (French francs 950
  million)(a)...............................................   1,040     1,108
7 1/2% Bonds 1995-2005 (French francs 400 million)(a).......     438       467
6.90% Bonds 1996-2006 (French francs 990 million)(a)........   1,103     1,175
6 3/4% Bonds 1996-2008 (French francs 950 million)(a).......   1,029     1,096
6 3/4% Bonds 1996-2008 (French francs 800 million)(a).......     887       945
6 3/4% Bonds 1996-2008 (French francs 700 million)(a).......     758       807
6.20% Bonds 1997-2009 (French francs 900 million)(a)........     971     1,034
6 7/8% Bonds 1997-2004 (US Dollars 300 million).............   1,687     1,796
5 1/4% Bonds 1997-2003 (German marks 250 million)(a)........     817       870
5.03% Bonds 1997-2007 (French francs 620 million)(a)........     555       591
6 4/5% Bonds 1997-2007 (Spanish Pesetas 12 billion)(a)......     463       493
3 months Pibor + 0.38% Bonds 1998-2008 (French francs 230
  million)(a)...............................................     215        --
2 1/4% Bonds 1998-2003 (Swiss francs 200 million)(a)........     754        --
5% Bonds 1998-2013 (French francs 1 billion)(a).............     939        --
3 months ATHIMID 0.9% Bonds 1998-2003 (Greek drachmas 10
  billion)(a)...............................................     184        --
5 1/8% Bonds 1998-2009 (French francs 1 billion)(a).........     932        --
Short-term portion(b).......................................      --      (789)
                                                              ------    ------
     Total Parent company...................................  16,003    13,824
                                                              ------    ------
Consolidated subsidiaries...................................      54        57
                                                              ------    ------
          Total.............................................  16,057    13,881
                                                              ======    ======

---------------
(a) Through the use of issue swaps, each debenture loan becomes equivalent to a US dollar floating rate debt.

(b) Amounts:

      -- as of December 31, 1998:
       nil

      -- as of December 31, 1997:
       9 1/2% Bonds 1991-1998 parent company MFRF 789

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

     Loan repayment schedule (excluding short-term portion):

                                                                DECEMBER 31,
                                                       ------------------------------
                        YEAR                            1998      %      1997      %
                        ----                           ------    ---    ------    ---
1999.................................................      --     --       803      4
2000.................................................   1,671      7     1,448      7
2001.................................................   1,672      7     1,872      8
2002.................................................   2,458     10     3,877     18
2003.................................................   2,752     12    13,742     63
2004 and after.......................................  15,366     64        --     --
                                                       ------    ---    ------    ---
          Total......................................  23,919    100    21,742    100
                                                       ======    ===    ======    ===

  Analysis by currency and interest rate:

     These analyses take into account interest rate and foreign currency swap operations which hedge long-term debt.

                                                                DECEMBER 31,
                                                       ------------------------------
                                                        1998      %      1997      %
                                                       ------    ---    ------    ---
US dollar............................................  15,006     63    13,067     60
Pound sterling.......................................   5,311     22     5,699     26
Norwegian krone......................................   2,400     10     1,582      7
French franc.........................................     711      3       931      5
Italian lira.........................................     193      1        75     --
Australian dollar....................................     169      1       209      1
Spanish peseta.......................................      15     --        37     --
Other currencies.....................................     114     --       142      1
                                                       ------    ---    ------    ---
          Total......................................  23,919    100    21,742    100
                                                       ======    ===    ======    ===

                                                                DECEMBER 31,
                                                              ----------------
                                                               1998      1997
                                                              ------    ------
Fixed rates:
  Below 7%..................................................     198       137
  7% to 11%.................................................     356       394
  11% and over..............................................      26        38
Floating rates(a)...........................................  23,339    21,173
                                                              ------    ------
Total.......................................................  23,919    21,742
                                                              ======    ======

---------------
(a) Mainly composed of:

CURRENCY                       MAIN REFERENCE      AVERAGE SPREAD    EFFECTIVE RATE
--------                       --------------      --------------    --------------
US dollar..................  Libor USD 6 months         0.04%             5.35%
Pound sterling.............  Libor GBP 3 months         0.19%             6.62%

     As of December 31, 1998, the parent company had an amount of US$ 3,327 million of long-term lines of credit, of which US$ 3,292 million were not used (US$ 2,981 million and US$ 2,933 million, respectively, as of December 31, 1997).

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

     These facilities are primarily contracted with international banks for periods initially extending up to 5 years (with an average maturity of approximately 3.2 years). Interests on borrowings under these agreements are based on prevailing money market rates. Besides, the credit lines are subject to various commitment fees on the unused portions.

(b) Short-Term Borrowings

                                                                DECEMBER 31,
                                      ----------------------------------------------------------------
                                                   1998                              1997
                                      ------------------------------    ------------------------------
                                                         WEIGHTED                          WEIGHTED
                                       BALANCE AT         AVERAGE        BALANCE AT         AVERAGE
                                      END OF PERIOD    INTEREST RATE    END OF PERIOD    INTEREST RATE
                                      -------------    -------------    -------------    -------------
French commercial paper..............     1,120             3.50%           2,000            3.49%
Short-term loans.....................     2,620                              6.46%          2,529
                                          -----                             -----
     Total...........................     3,740                             4,529
                                          =====                             =====

18.  OTHER CREDITORS AND ACCRUED LIABILITIES

     The main items included under this caption in the consolidated balance sheets are as follows:

                                                                DECEMBER 31,
                                                              ----------------
                                                               1998      1997
                                                              ------    ------
Advances from customers(a)..................................   3,095     3,258
Accruals and deferred income................................     766       897
Payables to States (including taxes and duties).............   9,535     8,422
Payroll.....................................................   1,717     1,636
Other.......................................................   4,015     3,385
                                                              ------    ------
          Total.............................................  19,128    17,598
                                                              ======    ======

---------------
(a) Including advances from related parties (Note 25).

19.  BUSINESS SEGMENT INFORMATION

     Business segments are defined in accordance with the structure of the internal reporting which is designed for evaluating segments performance by management. Each segment is managed as a separate profit center responsible for its worldwide results.

     Since 1995, the Company's activities are conducted through three segments:

     - The Upstream segment is responsible for the oil and gas exploration and production activities (including Middle East). Residual mining activities and the investment in Cogema are also integrated in this segment.

     - The Downstream segment includes Refining and Marketing, Trading and Shipping operations.

     - Chemicals are organized into five divisions (rubber processing, resins, inks, paints and adhesives).

     The Company's other activities, not falling within these segments, are grouped under the classification "Corporate" which also includes the residual corporate administration costs.

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

     The accounting policies of the business segments are the same as those described in Note 1 (Accounting Policies).

     Operating profit and assets for each segment have been determined after making consolidation and intersegment adjustments as appropriate. Sales prices between business segments approximate market prices.

     A summary of the Company's operations by business segment is presented below:

                                                               YEAR ENDED DECEMBER 31, 1998
                                          -----------------------------------------------------------------------
                                                                                          CONSOLIDATION
                                          UPSTREAM   DOWNSTREAM   CHEMICALS   CORPORATE    ADJUSTMENTS     TOTAL
                                          --------   ----------   ---------   ---------   -------------   -------
Statement of income:
  Non-Group sales.......................   15,496     112,742      31,131         245             --      159,614
  Intersegment sales....................   15,420         274          39       1,902        (17,635)          --
                                           ------     -------      ------      ------        -------      -------
         Total sales....................   30,916     113,016      31,170       2,147        (17,635)     159,614
                                           ======     =======      ======      ======        =======      =======
Operating income........................    4,813       2,993       2,468        (504)            --        9,770
Depreciation, depletion and amortization
  per accompanying consolidated
  statements of income..................    4,196       2,439       1,110         131             --        7,876
Additional depreciation (write-backs) on
  tangible assets (included in operating
  expenses).............................       86          --          (3)         --             --           83
Amortization of intangible assets (Note
  22)...................................      144         147          47         129             --          467
Amortization of acquisition goodwill....       --         207         457          22             --          686
                                           ------     -------      ------      ------        -------      -------
Depreciation, depletion and amortization
  charged to income.....................    4,426       2,793       1,611         282             --        9,112
                                           ======     =======      ======      ======        =======      =======
Interest income.........................      190         432          64         889             --        1,575
Interest expense........................     (475)       (517)       (280)     (1,847)            --       (3,119)
Equity in net income (loss) of
  affiliates............................      295          72           5          --             --          372
Income tax expense (credit).............    1,570         450         270         112             --        2,402
Segment assets(a).......................   39,831      18,855      15,344         939             --       74,969
Intangible assets and property, plant
  and equipment additions...............   11,849       2,954       1,964         183             --       16,950
Equity affiliates: investments..........    2,742         672          68       2,451             --        5,933

---------------
(a) Intangible assets and property, plant and equipment

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

                                                               YEAR ENDED DECEMBER 31, 1997
                                          -----------------------------------------------------------------------
                                                                                          CONSOLIDATION
                                          UPSTREAM   DOWNSTREAM   CHEMICALS   CORPORATE    ADJUSTMENTS     TOTAL
                                          --------   ----------   ---------   ---------   -------------   -------
Statement of income:
  Non-Group sales.......................   16,539     145,613      28,537         396             --      191,085
  Intersegment sales....................   20,299         334          39       1,631        (22,303)           0
                                           ------     -------      ------      ------        -------      -------
         Total sales....................   36,838     145,947      28,576       2,027        (22,303)     191,085
                                           ======     =======      ======      ======        =======      =======
Operating income........................    8,217       3,082       2,324        (551)            --       13,072
Depreciation, depletion and amortization
  per accompanying consolidated
  statements of income..................    3,542       2,785       1,019         219             --        7,565
Additional depreciation (write-backs) on
  tangible assets (included in operating
  expenses).............................      114           1          --          --             --          115
Amortization of intangible assets (Note
  22)...................................       60         148          48         277             --          533
Amortization of acquisition goodwill....       --         252         590          18             --          860
                                           ------     -------      ------      ------        -------      -------
Depreciation, depletion and amortization
  charged to income.....................    3,716       3,186       1,657         514             --        9,073
                                           ======     =======      ======      ======        =======      =======
Interest income.........................      171         307          65       1,953             --        2,496
Interest expense........................     (403)       (635)       (271)     (2,287)            --       (3,596)
Equity in net income (loss) of
  affiliates............................      (92)         30           4          --             --          (58)
Income tax expense (credit)
  Segment assets(a).....................   36,682      18,199      14,888       1,005             --       70,774
Intangible assets and property, plant
  and equipment additions...............    9,995       4,084       1,862         310             --       16,251
Equity affiliates: investments..........    1,529         687           8       2,396             --        4,620

---------------
(a) Intangible assets and property, plant and equipment

                                                               YEAR ENDED DECEMBER 31, 1996
                                          -----------------------------------------------------------------------
                                                                                          CONSOLIDATION
                                          UPSTREAM   DOWNSTREAM   CHEMICALS   CORPORATE    ADJUSTMENTS     TOTAL
                                          --------   ----------   ---------   ---------   -------------   -------
Statement of income:
  Non-Group sales.......................   12,160     139,441      24,568         408             --      176,577
  Intersegment sales....................   16,235         234          45       1,451        (17,965)          --
                                           ------     -------      ------      ------        -------      -------
         Total sales....................   28,395     139,675      24,613       1,859        (17,965)     176,577
                                           ======     =======      ======      ======        =======      =======
Operating income........................    6,767       1,529       1,916        (444)            --        9,768
Depreciation, depletion and amortization
  per accompanying consolidated
  statements of income..................    3,391       2,525         901          99             --        6,916
Additional depreciation (write-backs) on
  tangible assets (included in operating
  expenses).............................       39           1          --          --             --           40
Amortization of intangible assets (Note
  22)...................................       69         141          72          64             --          346
Amortization of acquisition goodwill....       --         253         389          21             --          663
                                           ------     -------      ------      ------        -------      -------
Depreciation, depletion and amortization
  charged to income.....................    3,499       2,920       1,362         184             --        7,965
                                           ======     =======      ======      ======        =======      =======
Interest income.........................       82         251          53       1,787             --        2,173
Interest expense........................     (550)       (623)       (271)     (1,830)            --       (3,274)
Equity in net income (loss) of
  affiliates............................       22          41           3          --             --           66
Income tax expense (credit)

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

                                                               YEAR ENDED DECEMBER 31, 1996
                                          -----------------------------------------------------------------------
                                                                                          CONSOLIDATION
                                          UPSTREAM   DOWNSTREAM   CHEMICALS   CORPORATE    ADJUSTMENTS     TOTAL
                                          --------   ----------   ---------   ---------   -------------   -------
  Segment assets(a).....................   27,908      21,362      13,252       1,161             --       63,683
Intangible assets and property, plant
  and equipment additions...............    6,655       3,231       1,604         231             --       11,721
Equity affiliates: investments..........    1,316         704          19          --             --        2,039

---------------
(a) Intangible assets and property, plant and equipment

20.  GEOGRAPHICAL AREAS

     Information concerning principal geographic areas was as follows:

                                                                              FAR EAST
                                             REST OF     NORTH               AND REST OF
                                   FRANCE    EUROPE     AMERICA    AFRICA     THE WORLD      TOTAL
                                   ------    -------    -------    ------    -----------    -------
YEAR ENDED DECEMBER 31, 1998
  Non-Group sales................  42,663    43,673      8,290     12,193      52,795       159,614
  Intangible assets and property,
     plant and equipment.........  13,279    26,598      4,035      8,899      22,158        74,969

                                                                              FAR EAST
                                             REST OF     NORTH               AND REST OF
                                   FRANCE    EUROPE     AMERICA    AFRICA     THE WORLD      TOTAL
                                   ------    -------    -------    ------    -----------    -------
YEAR ENDED DECEMBER 31, 1997
  Non-Group sales................  49,223    44,792     18,098     12,879      66,093       191,085
  Intangible assets and property,
     plant and equipment.........  13,783    26,314      4,732      8,282      17,663        70,744

                                                                              FAR EAST
                                             REST OF     NORTH               AND REST OF
                                   FRANCE    EUROPE     AMERICA    AFRICA     THE WORLD      TOTAL
                                   ------    -------    -------    ------    -----------    -------
YEAR ENDED DECEMBER 31, 1996
  Non-Group sales................  44,592    39,163     20,331     11,772      60,719       176,577
  Intangible assets and property,
     plant and equipment.........  14,378    24,310      8,132      6,201      10,662        63,683

     Sales are attributed to geographic areas based on the location of the assets producing revenues.

21.  INTEREST EXPENSE, NET

                                                            YEAR ENDED DECEMBER 31,
                                                           --------------------------
                                                            1998      1997      1996
                                                           ------    ------    ------
Interest income..........................................   1,575     2,496     2,173
Interest expense.........................................  (3,119)   (3,596)   (3,274)
                                                           ------    ------    ------
                                                           (1,544)   (1,100)   (1,101)
                                                           ------    ------    ------
Amounts capitalized......................................     556       362       184
                                                           ------    ------    ------
          Total..........................................    (988)     (738)     (917)
                                                           ======    ======    ======

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

22.  OTHER INCOME (EXPENSE)

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                              1998     1997     1996
                                                              -----    -----    -----
Foreign exchange gains (losses).............................  (139)    (180)      78
Gains (losses) on sales of assets...........................   845      974      851
Amortization of intangible assets...........................  (467)    (533)    (346)
Other.......................................................  (454)    (190)    (717)
                                                              ----     ----     ----
          Total.............................................  (215)      71     (134)
                                                              ====     ====     ====

23.  INCOME TAXES

     Pursuant to the provisions of the French Tax Code (Article 209 quinquies) and in accordance with a tax agreement from the French Tax Authorities, the parent company files a worldwide consolidated tax return. This regime provides that the basis for income tax computation of the parent company is not limited to French or foreign consolidated subsidiaries or equity investees, but also applies to direct or indirect shareholdings over 10% in the energy segment and over 50% for other activities. It allows the parent company to offset, within certain limits, the taxable income of profitable companies against the losses of other entities. The previous agreement ended on December 31, 1998 and the Company expects that it will be renewed by the French Tax Authorities for a further three-year period which will end on December 31, 2001.

     A valuation allowance is recorded to reduce deferred tax assets to the net amount which is more likely than not to be realized, based on all available evidence. French income and foreign withholding taxes are not provided for the temporary differences related to the financial statement carrying amount and tax bases of investments in foreign subsidiaries which are considered to be permanent investments. Undistributed earnings of foreign subsidiaries considered to be reinvested indefinitely amounted to MFRF 9,000 as of December 31, 1998. The determination of the tax effect relating to such reinvested income is not practicable.

     In addition, no provision for income taxes has been made for approximately MFRF 12,208 of unremitted earnings of the Company's French subsidiaries in that:

     - the remittance of such earnings would be tax exempt for 95% or more owned subsidiaries,

     - the income tax which would be paid upon distribution of the undistributed earnings of 95% or less owned subsidiaries and equity investees could be offset by foreign tax credits in the consolidated tax agreement and reimbursed to the Company.

     Income tax expense:

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                              1998     1997     1996
                                                              -----    -----    -----
Current income taxes........................................  2,189    3,311    2,869
Deferred income taxes.......................................    213      766     (247)
                                                              -----    -----    -----
Provision for income taxes..................................  2,402    4,077    2,622
                                                              =====    =====    =====

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

     Reconciliation between provision for income taxes and pre-tax income:

                                                             YEAR ENDED DECEMBER 31,
                                                            -------------------------
                                                            1998      1997      1996
                                                            -----    ------    ------
Net income................................................   5,814     7,611     5,646
Minority interest.........................................     302       336       139
Provision for income taxes................................   2,401     4,077     2,622
Equity in (income) loss of affiliates.....................    (372)       58       (66)
                                                             -----    ------    ------
Pre-tax income before non-recurring items.................   8,145    12,082     8,341
French statutory tax rate.................................  41 2/3%   41 2/3%   36 2/3%
French statutory rate applied to pre-tax income before
  non-recurring items.....................................   3,394     5,034     3,058
Differences between French and foreign income tax rates...    (145)      108       223
Permanent differences.....................................     153       363       809
Effects of consolidated tax agreement, net................    (712)   (1,100)   (1,177)
Change in valuation allowance.............................    (317)     (339)     (236)
Other, net................................................      29        11       (55)
                                                             -----    ------    ------
Provision for income taxes................................   2,402     4,077     2,622
                                                             =====    ======    ======

     The components of deferred tax balances were as follows:

                                                                DECEMBER 31,
                                                              ----------------
                                                               1998      1997
                                                              ------    ------
Deferred tax assets:
  Net operating losses (NOLs) and tax credit
     carryforwards..........................................   2,334     2,453
  Employee benefits.........................................     492       458
  Accrued liabilities.......................................     811       753
  Exploration costs.........................................     368       542
  Miscellaneous.............................................   2,285     1,839
                                                              ------    ------
  Gross deferred tax asset..................................   6,290     6,045
  Valuation allowance.......................................  (1,509)   (1,636)
                                                              ------    ------
  Net deferred tax asset....................................   4,781     4,409
Deferred tax liabilities:
  Excess tax over book depreciation.........................  (4,383)   (5,370)
  Temporary tax deductions..................................  (1,253)   (1,537)
  Miscellaneous.............................................  (2,839)   (1,357)
                                                              ------    ------
  Total deferred tax liabilities............................  (8,475)   (8,264)
                                                              ------    ------
Net deferred tax liabilities................................  (3,694)   (3,855)

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

     Deferred taxes are presented as follows in the balance sheet:

                                                                DECEMBER 31,
                                                              ----------------
                                                               1998      1997
                                                              ------    ------
Noncurrent deferred tax assets..............................   1,027     1,008
Current deferred tax assets.................................     333       367
Deferred tax liability......................................  (5,054)   (5,230)
                                                              ------    ------
Net.........................................................  (3,694)   (3,855)
                                                              ======    ======

     Deferred tax assets relating to NOLs and tax credit carryforwards were available in various tax jurisdictions as of December 31, 1998 expiring in the following years:

                                                                NOLS AND
                                                               TAX CREDIT
                                                              CARRYFORWARDS
                                                              -------------
1999........................................................        102
2000........................................................         32
2001........................................................        120
2002........................................................        139
2003........................................................        237
2004 and after..............................................        613
Unlimited...................................................      1,091
                                                                  -----
          Total carryforwards...............................      2,334
                                                                  =====

24.  LEASES

     The Company leases real estate, service stations and other equipment through noncancelable capital and operating leases.

     The future minimum lease payments on noncancelable leases to which the Company is committed as of December 31, 1998 is set forth below:

                                                                             CAPITAL
                                                              OPERATING       LEASE
                                                               LEASES      OBLIGATION
                                                              ---------    -----------
1999........................................................     246           207
2000........................................................     210           217
2001........................................................     189            72
2002........................................................     148            69
2003........................................................      81            26
2004 and after..............................................      84           122
                                                                 ---          ----
Future lease payments.......................................     958           713
Less amount representing interest...........................                  (128)
                                                                              ----
Present value of net minimum lease payments.................                   585
Less current portion of capital leases......................                  (167)
                                                                              ----
Long Term Obligation........................................                   418
                                                                              ====

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

     Net rental expense incurred under operating leases for the years ended December 31, 1998, 1997 and 1996 was MFRF 248, MFRF 364 and MFRF 396, respectively.

     Operating leases also include long-term charters of several tankers.

25.  RELATED PARTIES

     The main transactions with related parties (principally all the investments carried under the equity method and subsidiaries excluded from consolidation) and balances receivable from and payable to them were as follows:

                                                               DECEMBER 31,
                                                              ---------------
                                                               1998     1997
                                                              ------    -----
Receivables
  Trade accounts............................................     468      453
  Loans (excluding loans to equity affiliates)..............     573    1,708
Payables
  Trade accounts............................................     973    1,204
  Loans.....................................................     116      101

                                                     YEAR ENDED DECEMBER 31,
                                                     ------------------------
                                                     1998      1997     1996
                                                     -----    ------    -----
Sales..............................................  2,790     3,220    3,113
Purchases..........................................  6,945    10,530    9,723
Interest expense...................................      3         2      141
Interest income....................................     56        42       68

26.  COMMITMENTS AND CONTINGENCIES

     A summary of commitments given and received is as follows:

                                                                DECEMBER 31,
                                                              ----------------
                                                               1998      1997
                                                              ------    ------
COMMITMENTS GIVEN
  Discounted notes not yet matured..........................      30        16
  Guarantees given on customs duties........................   9,329     9,106
  Bank guarantees...........................................   1,464     1,759
  Pledged assets............................................      26        64
  Other commitments given...................................   1,201     1,323
                                                              ------    ------
          Total Commitments Given...........................  12,050    12,268
                                                              ======    ======
COMMITMENTS RECEIVED
  Commitments received on receivables.......................     819       810
  Other commitments received................................   1,098       930
                                                              ------    ------
          Total Commitments Received........................   1,917     1,740
                                                              ======    ======

     Commitments relating to leases are mentioned in Note 24.

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

     FINANCIAL INSTRUMENTS AND COUNTERPARTY RISKS The Company uses basic financial derivative instruments to manage its exposure to fluctuations in interest rates, foreign currency rates and prices of crude oil and natural gas.

     During fiscal year 1998, the Company has continued its policy of favoring the daily interest rate as a benchmark for its cash investments. This justifies the use of short-term interest rate swaps which reduce to a daily reference liquidities invested for a few weeks or months.

     The cash investment operations explain part of the high outstanding amount of the short term currency swaps. Currency swaps are also used when the parent company finances subsidiaries in order to ensure a balance between their demands and the refinancing of the parent company.

     In order to minimize the cost of its long-term debt, the Company has borrowed at a fixed rate on international markets and uses issue swaps (long-term interest rate and foreign currency swaps) in order to convert this debt into US dollars at a variable rate. Long-term interest rate swaps can also hedge certain long-term debts in order to modify the indebtedness structure of the Company.

     Currency exposures are hedged by purchases/sales of currencies primarily on the spot market, which explains the relatively low level of use of foreign currency instruments. Forward currency purchases/sales have, for the most part, a very short maturity (several days to a few months).

     The Company does not anticipate any third-party default which could have a significant impact on its financial position and the results of its transactions.

     INTEREST RATE AND FOREIGN CURRENCY AGREEMENTS The contractual amounts stated below are outstanding as of December 31, 1998 and 1997. These amounts represent the levels of involvement by the Company and are not indicative of gains or losses. The amounts are in million FRF.

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

---------------------------------------------------------------------------------------------------------------
                                                                                                      2004 AND
        AS OF DECEMBER 31, 1998                    TOTAL       1999      2000   2001   2002   2003      AFTER
---------------------------------------------------------------------------------------------------------------
INTEREST RATE HEDGING ACTIVITY
ISSUE SWAP
  Receive-fixed swap       Notional amount         16,003       --       553    1,116  1,015  1,755    11,564
                           Received rate    6.43%
              Paid rate (as of 12.31.98)    5.30%
---------------------------------------------------------------------------------------------------------------
LONG-TERM CURRENCY SWAP
                           Notional amount            388       --        --    388     --       --        --
          Received rate (as of 12.31.98)    4.08%
              Paid rate (as of 12.31.98)    7.85%
---------------------------------------------------------------------------------------------------------------
LONG-TERM INTEREST RATE SWAP
  Receive-fixed swap       Notional amount            795       122      122    122    308      113         8
                           Received rate    8.00%
              Paid rate (as of 12.31.98)    7.10%
  Pay-fixed swap           Notional amount            190         190       --     --     --       --        --
                           Paid rate        4.89%
          Received rate (as of 12.31.98)    3.44%
---------------------------------------------------------------------------------------------------------------
SHORT-TERM CURRENCY SWAP  Notional amount          14,661        2 days
                                                            to 6 months
---------------------------------------------------------------------------------------------------------------
SHORT-TERM INTEREST RATE SWAP
  Receive-fixed swap       Notional amount            793       1 month
                           Received rate    3.44%           to 4 months
              Paid rate (as of 12.31.98)    3.24%
  Pay-fixed swap           Notional amount         12,344        7 days
                           Paid rate        3.17%           to 6 months
          Received rate (as of 12.31.98)    3.06%
---------------------------------------------------------------------------------------------------------------
CAP/FLOOR*                Notional amount             144      9 months
                          Guaranteed rate  22.00%
---------------------------------------------------------------------------------------------------------------
FUTURE RATE AGREEMENT*    Notional amount             144      9 months
                          Guaranteed rate  19.86%
---------------------------------------------------------------------------------------------------------------
FOREIGN CURRENCY HEDGING ACTIVITY
CURRENCY OPTION    Option bought-notional              --       --        --     --     --       --        --
                   Option sold-notional                --       --        --     --     --       --        --
---------------------------------------------------------------------------------------------------------------
FORWARD EXCHANGE CONTRACT Notional amount             488       475        9      4     --       --        --
---------------------------------------------------------------------------------------------------------------

* These contracts were negotiated in South African rands (ZAR), which explains the high level of the guaranteed rates.

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

---------------------------------------------------------------------------------------------------------------
                                                                                                      2003 AND
        AS OF DECEMBER 31, 1997                    TOTAL       1998      1999   2000   2001   2002      AFTER
---------------------------------------------------------------------------------------------------------------
INTEREST RATE HEDGING ACTIVITY
ISSUE SWAP
  Receive-fixed swap       Notional amount         14,613       789       --    589    1,189  1,081    10,965
                           Received rate    7.06%
              Paid rate (as of 12.31.97)    5.91%
---------------------------------------------------------------------------------------------------------------
LONG-TERM CURRENCY SWAP
                           Notional amount            414       --        --     --    414       --        --
          Received rate (as of 12.31.97)    3.45%
          Paid rate (as of 12.31.97)        7.11%
---------------------------------------------------------------------------------------------------------------
LONG-TERM INTEREST RATE SWAP
  Receive-fixed swap       Notional amount            981       130      130    130    130      329       132
                           Received rate    7.99%
          Paid rate (as of 12.31.97)        8.24%
  Pay-fixed swap           Notional amount            190       --       190     --     --       --        --
                           Paid rate        4.89%
          Received rate (as of 12.31.97)    3.61%
---------------------------------------------------------------------------------------------------------------
SHORT-TERM CURRENCY SWAP  Notional amount          16,476        2 days
                                                            to 6 months
---------------------------------------------------------------------------------------------------------------
SHORT-TERM INTEREST RATE SWAP
  Receive-fixed swap       Notional amount             50       1 month
                           Received rate    3.48%
           Paid rate (as of 12.31.97)       3.38%
  Pay-fixed swap           Notional amount         19,067        2 days
                           Paid rate        3.52%           to 6 months
           Received rate (as of 12.31.97)   3.48%
---------------------------------------------------------------------------------------------------------------
FUTURE RATE AGREEMENT     Notional amount               0       --        --     --     --       --        --
                          Guaranteed rate
---------------------------------------------------------------------------------------------------------------
FOREIGN CURRENCY HEDGING ACTIVITY
CURRENCY OPTION    Option bought notional              --       --        --     --     --       --        --
                   Option sold-notional                --       --        --     --     --       --        --
---------------------------------------------------------------------------------------------------------------
FORWARD EXCHANGE CONTRACT Notional amount           1,159      1,134      13     12     --       --        --
---------------------------------------------------------------------------------------------------------------

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

                                                              DECEMBER 31,
                                                              ------------
                                                              1998    1997
                                                              ----    ----
Impact on the reported interest expenses(a)
  Long-term interest rate swaps.............................   (20)    (19)
  Short-term interest rate swaps............................   (10)    (12)
  Caps/Floors...............................................    (1)     --
  Short-term foreign currency swaps.........................  (258)   (461)(b)
  Currency options..........................................    --      73

---------------
(a) The Company does not consider as meaningful to measure this impact for the issue swaps. These swaps are contracted as part of the issuance of most of the debenture loans, the fixed rate of which is in this way converted into a US dollar floating rate. The absolute level of this fixed rate, hence the amount of interest paid on the debenture loans (at fixed rate) and received on the swap (at the same fixed rate) are therefore not meaningful. It is worth noting that these flows of fixed rate interest are netted by the banks which manage these swaps.

(b) A large part of these currency swaps are used by the Parent Company to place French francs deposits on foreign money markets, especially US dollar. This policy results, in the course of 1998, in a higher financial result, which was compensated by a significant amount of exchange premium.

     COMMODITY CONTRACTS The commitments related to the Company's operations on crude oil, petroleum products and natural gas futures markets are stated below. These amounts represent the levels of involvement by the Company and are not indicative of gains or losses.

     The commitments relating to financial instruments represent the purchase involvement of the swaps.

     The commitments relating to non financial instruments are valued based on quoted market prices at year end.

                                                               DECEMBER 31,
                                                              --------------
                                                              1998     1997
                                                              -----    -----
FINANCIAL INSTRUMENTS
  Refined products swaps....................................    384      879
  Crude oil swaps (contracts for difference)................  1,342    1,170
  Natural gas swaps (contracts for difference)..............     --      341
NON FINANCIAL INSTRUMENTS
  Futures contracts (exchanges):
     Purchase...............................................    751       76
     Sale...................................................    821      333
  OTC contracts (Brent, Dubai and natural gas):
     Purchase...............................................  3,060    1,280
     Sale...................................................  3,946    1,992

27.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No 107 and No 119, issued by the FASB, require the disclosure of the estimated fair value of all financial instruments other than specified items such as lease contracts, subsidiary and affiliate investments and employers' pension and benefit obligations. Except for publicly traded equity and marketable securities for which market prices were used, these values have been estimated for the majority of the Company's financial instruments. Accordingly, fair values are based on estimates using various valuation techniques, such as present value of future cash-flows. However, methods and assumptions followed to disclose data presented herein are inherently judgmental and involve various limitations including the following:

     - fair values presented do not take into consideration the effects of future interest rate and currency fluctuations,

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

     - estimates as of December 31,1998 and 1997 are not necessarily indicative of the amounts that the Company would record upon further dispositions/terminations of the financial instruments.

     As a consequence, the use of different estimations, methodologies and assumptions may have a material effect on the estimated fair value amounts.

     The methodologies used are as follows:

CASH AND CASH EQUIVALENTS, ACCOUNTS AND NOTES RECEIVABLE, BANK OVERDRAFTS, SHORT-TERM BORROWINGS, ACCOUNTS AND NOTES PAYABLE

     The carrying amounts reflected in the consolidated statements are reasonable estimates of the fair value because of the relatively short period of time between the origination of the instruments and their expected realization.

     INVESTMENTS Estimated fair values for publicly traded equity securities are based on quoted market prices as of December 31, 1998 and 1997. For other investments for which there is no quoted price, a reasonable estimate of fair value could not be made without incurring excessive costs.

     LOANS AND ADVANCES The fair values for loans have been determined by discounting the estimated future cash flows, using the zero coupon interest rate curves at year end taking into account a spread that corresponds to the average risk classification of the Company. Loans to subsidiaries excluded from consolidation are not fair valued.

     LONG-TERM DEBT, CURRENT PORTION OF LONG-TERM DEBT, LONG-TERM INTEREST RATE AND FOREIGN CURRENCY SWAPS The fair values of these financial instruments were determined by estimating future cash flows on a borrowing-by-borrowing basis and discounting these future cash flows using the zero coupon interest rate curves at year end and taking into account a spread that corresponds to the average risk classification of the Company.

     All issue swaps (long-term interest rate and foreign currency swaps) specifically hedge debenture loans. They were concluded under ISDA agreements, in order to create long-term debt in US dollars on a Libor basis. Fair values of these swaps have to be considered together with the fair values of hedged debenture loans, as set forth below. Also, some long-term interest rate swaps were concluded to modify partially the interest rate exposure. The corresponding fair value is set forth below and should be considered together with the fair value of the long-term debt.

     BANK GUARANTEES These instruments were fair valued based on average fees currently charged for similar agreements, taking into account the average risk classification of the Company.

     OTHER OFF-BALANCE SHEET FINANCIAL INSTRUMENTS The fair value of the interest rate swaps is calculated by discounting future cash flows on the basis of the zero coupon interest rate curves existing at year end.

     The FRAs are valued based on the forward rates deduced from the curve of the interest rates observed at year end.

     As to the single Cap existing as of December 31, 1998, it was estimated, given its approaching maturity and its low liquidity, that the premium paid was a good indicator of its fair value.

     Forward exchange transactions (forward exchange rates and currency swaps) are valued on the basis of a comparison of the forward rates negotiated with the rates in effect on the financial markets at year end for similar maturities.

     Nota.: Short-term currency swaps are used in the context of managing the current position of the Company, in order to be able to borrow or invest cash in markets other than the French franc market. Thus, their fair value, if it is significant, is compensated by the value of the short-term loans and borrowings which they hedge. Likewise, the fair value of the short-term interest rate swaps correlates with the value of the short-term loans and borrowings; these swaps are used in order to reduce the negotiated rates to the daily rate which is the benchmark.

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

     The carrying values and the fair values determined are as follows:

                                                                   DECEMBER 31,
                                                  ----------------------------------------------
                                                          1998                     1997
                                                  ---------------------    ---------------------
                                                              ESTIMATED                ESTIMATED
                                                  CARRYING      FAIR       CARRYING      FAIR
                                                   AMOUNT       VALUE       AMOUNT       VALUE
                                                  --------    ---------    --------    ---------
  BALANCE SHEET
  Other investments:
    Publicly traded.............................    2,514       3,019        3,207       4,459
    Non publicly traded
       Subsidiaries excluded from
         consolidation..........................    1,213          --        1,222          --
       Others...................................    1,503          --        1,382          --
  Short-term investments:
    Publicly traded.............................    4,064       4,010        1,744       1,984
    Non publicly traded.........................       33          --           29          --
  Loans and advances
    Loans to subsidiaries excluded from
       consolidation............................    1,443          --        1,798          --
    Other loans.................................    1,254       1,155        1,728       1,354
  Debenture loans (before swaps and excluding
    current portion)............................   16,057      18,215       13,881      14,147
  Issue swaps...................................       --      (2,226)          --        (235)
  Bank loans(a):
    Fixed rates.................................    1,109       1,217          466         536
    Floating rates..............................    6,335       6,335        6,828       6,828
  Current portion of long-term debt (excluding
    current portion of capital lease
    obligation).................................    1,204       1,278        1,658       1,757
  OFF-BALANCE SHEET
  TREASURY MANAGEMENT
    Bank guarantees.............................       --         (82)          --         (22)
    Long-term interest rate swaps...............       --          34           --          30
    Short-term interest rate swaps..............       --            (b)        --            (b)
    Long-term interest rate and currency
       swaps(c).................................       --            (b)        --          --
    Forward exchange contracts..................       --          39           --            (b)
    Forward rate agreements.....................       --            (b)        --          --
    Caps/Floors.................................       --            (b)        --            (b)
  COMMODITIES TRADING MANAGEMENT
    Refined products swaps and contracts for
       difference...............................       --            (b)        --            (b)
    Natural gas swaps...........................       --          --           --          13

---------------
(a) The market value does not take into account the interest rate swaps, since they are presented separately.

(b) Estimated fair value is immaterial (below FRF 10M).

(c) These swaps do not specifically hedge debenture loans.

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

     Estimated fair values for the other off-balance-sheet instruments held as at December 31, 1998 and 1997 are not material (below FRF 10M).

28.  ENVIRONMENTAL CONTINGENCIES

     The Company operates in an industry and in countries where regulations and laws concerning environmental protection are increasing. The reasonably estimable future costs of probable environmental obligations have been provided for in the Company's consolidated statements of income. As the scope of environmental obligations becomes better defined, there may be changes in the estimated future costs. The ultimate amount of such future costs cannot be determined due to such factors as the unknown magnitude of possible contamination, the unknown timing and extent of the corrective actions that may be required and the determination of the Company's liability in proportion to other responsible parties. While it is not possible at this time to establish the ultimate amount of liability with respect to future environmental costs, the Company does not expect that these contingencies will materially affect its consolidated financial statements.

29.  EMPLOYEES SHARE SUBSCRIPTION PLANS

     SHARE SUBSCRIPTION PLANS

                                 1992 PLAN     1993 PLAN      1994 PLAN     1995 PLAN   1996 PLAN
                                    (A)           (A)            (A)           (A)         (B)        TOTAL
                                 ----------   ------------   ------------   ---------   ---------   ---------
Price per share (FRF)..........         225            210            286         291        392
Options exercisable and granted
  prior to January 1, 1996.....     657,497        686,300        795,000     946,500         --    3,085,297
  Granted......................          --             --             --          --    960,000      960,000
  Cancelled or expired.........         600        (17,100)        (3,500)     (4,900)        --      (24,900)
  Exercised....................    (272,143)      (100,740)       (10,500)     (4,000)        --     (387,383)
-------------------------------------------------------------------------------------------------------------
  Exercisable as of January 1,
    1997.......................     385,954        568,460        781,000     937,600    960,000    3,633,014
  Granted......................          --             --             --          --         --           --
  Cancelled or expired.........          --             --         (1,150)       (500)    (2,200)      (3,850)
  Exercised....................    (277,117)      (222,947)       (70,968)     (3,300)    (2,500)    (576,832)
-------------------------------------------------------------------------------------------------------------
  Exercisable as of January 1,
    1998.......................     108,837        345,513        708,882     933,800    955,300    3,052,332
  Granted......................
  Cancelled or expired.........     (15,300)          (200)          (500)     (1,000)    (2,100)     (19,100)
  Exercised....................     (93,537)      (168,483)      (102,302)    (85,240)    (4,900)    (454,462)
-------------------------------------------------------------------------------------------------------------
  Exercisable as of December
    31, 1998...................          --        176,830        606,080     847,560    948,300    2,578,770
                                 ----------   ------------   ------------   ---------   --------    ---------
Expiration date................  March 1998      June 1999       November   September   December
                                  June 1998   October 1999           2000        2001       2002

---------------
(a) Grants decided by the Board of Directors and authorized by the Extraordinary Shareholders' Meeting held June 17, 1991. The options are exercisable only after a 3-year period from the date the option is granted to the individual employee and must be exercised within 6 years from the date of grant.

(b) Grants decided by the Board of Directors and authorized by the Extraordinary Shareholders' Meeting held June 4, 1996. The options are exercisable only after a 3-year period from the date the option is granted to the individual employee and must be exercised within 6 years from the date of grant.

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

     SHARE PURCHASE PLANS As approved by the Extraordinary General Shareholders' Meeting held June 12, 1989, the Board of Directors was authorized to make available to eligible employees options to purchase shares of the Company. This program, limited to 1,200,000 shares, has been implemented as follows:

     Board of Directors held January 24, 1990: 240,000 options granted at an exercise price of FRF 112.5 per share.

     Board of Directors held December 12,1990: 960,000 options granted at an exercise price of FRF 148.5 per share: 904,800 options were individually granted and 24,800 options were cancelled after they had been granted

     The exercise period of those share purchase options was 5 years from the date of grant.

     As of December 31, 1996, all the options granted had been either exercised (1,111,200) cancelled (24,800) or expired (8,800).

     As approved by the Extraordinary General Shareholders' meeting held May 21, 1997 the Board of Directors was authorized to make available to eligible employees options to purchase shares of the Company. The Board of Directors held on March 17, 1998 decided to grant 955,000 options on an individual basis at an exercise price of FRF 615. These options are exercisable after a 5-year period from the date of grant and must be exercised within 8 years from the date of grant.

30.  PAYROLL AND STAFF

     The main data relating to this caption consist of the following:

                                                            YEAR ENDED DECEMBER 31,
                                                           --------------------------
                                                            1998      1997      1996
                                                           ------    ------    ------
PERSONNEL EXPENSE
Wages and salaries (including social charges) (MFRF).....  14,206    13,906    13,052
                                                           ------    ------    ------
AVERAGE NUMBER OF EMPLOYEES
  France
     Management..........................................   5,164     4,942     4,829
     Other...............................................  16,904    16,586    16,815
  International
     Management..........................................   4,391     4,337     3,924
     Other...............................................  30,707    28,526    31,987
                                                           ------    ------    ------
Total....................................................  57,166    54,391    57,555
                                                           ======    ======    ======

     Average number of employees includes employees of consolidated subsidiaries.

31.  CONSOLIDATED STATEMENTS OF CASH FLOWS

     (i) SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

     ISSUANCE OF SHARES

     No significant non-cash investing and financing activities were undertaken in 1998.

     1997: Proceeds exclude subscriptions made by employees through the conversion of loans for FRF 170M.

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

     1996: Proceeds exclude subscriptions made by employees through the conversion of loans for FRF 185M.

     (ii) DISCLOSURE OF ACCOUNTING POLICY

     The consolidated statements of cash flows have been translated into French francs at the average exchange rates. They exclude the currency translation differences arising from translation of assets and liabilities denominated in foreign currency into French francs using exchange rates prevailing at the end of periods (except for cash and cash equivalents). Therefore, the consolidated statements of cash flows will not agree with the differences derived from the consolidated balance sheet amounts.

     CASH AND CASH EQUIVALENTS Cash equivalents are highly liquid investments that are readily convertible to cash and have original maturities of three months or less. Changes in bank overdrafts are included in cash provided by financing activities.

     LONG-TERM DEBT Changes in long-term debt have been presented net to reflect that significant changes mainly related to revolving credit agreements. The detailed analysis is as follows:

                                                            YEAR ENDED DECEMBER 31,
                                                           --------------------------
                                                            1998      1997      1996
                                                           ------    ------    ------
Increase in long-term debt...............................   6,009     7,638     4,282
Repayment of long-term debt..............................  (1,061)   (3,323)   (5,977)
                                                           ------    ------    ------
Net increase (decrease) in long-term debt................   4,948     4,315    (1,695)
                                                           ======    ======    ======

  Changes in operating assets and liabilities

                                                             YEAR ENDED DECEMBER 31,
                                                            -------------------------
                                                             1998     1997      1996
                                                            ------    -----    ------
Inventories...............................................   2,149      348    (2,680)
Accounts receivable.......................................   2,664     (255)   (1,338)
Prepaid expenses and other current assets.................  (2,734)    (881)     (507)
Accounts payable..........................................  (2,422)     531     1,277
Other creditors and accrued liabilities...................   1,845    1,094     2,209
                                                            ------    -----    ------
                                                             1,502      837    (1,039)
                                                            ======    =====    ======

32.  LIST OF THE PRINCIPAL CONSOLIDATED SUBSIDIARIES AS OF DECEMBER 31, 1998

     As of December 31, 1998, 489 subsidiaries were consolidated of which 453 were fully consolidated, 4 were proportionately consolidated and 32 were accounted for under the equity method.

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

     A list of the principal consolidated subsidiaries is as follows:

                                        COMPANY'S
                                         SHARE %
                                        ---------
UPSTREAM
EUROPE:
  Total Oil Marine                        100.0
  Total Norge                             100.0
  Total Oil & Gas Nederland BV            100.0
  Total Exploration Production
    Russie                                 99.7
  Total Exploration Production
    Kazakhstan                             99.7
AFRICA:
  Total Upstream Nigeria                  100.0
  Total Exploration Production
    Algerie                               100.0
  T.L.O.G. (Libye)                         99.8
  Total Angola                            100.0
  Total Exploration South Africa           85.1
  Total Marine Gabon                      100.0
MIDDLE EAST/ASIA:
  Total Yemen                             100.0
  Total Abu Al Bu Khoosh                   99.7
  Total Qatar Oil & Gas                    99.7
  Total Thailande                         100.0
  Total Indonesie                         100.0
  Total Myanmar Exploration
    Production                             99.7
  Total Oman                               99.8
  Total Sirri                              99.8
  Total South Pars                         99.8
NORTH AND SOUTH AMERICA:
  Tepma Colombie                          100.0
  Total Austral                            99.7
  Total Exploration Production
    Venezuela                              99.6
  Total Exploration Production USA        100.0
DOWNSTREAM
FRANCE:
  Total Raffinage Distribution            100.0
  Totalgaz                                100.0
  Compagnie Petroliere de l'Est           100.0
  Distributeurs de Combustibles
    Associes                              100.0
  Charvet                                 100.0
  Sud Ouest Fioul Total                   100.0
  Stela                                   100.0
  Petroliers Reunis de l'Ouest            100.0
  Total Solvants                          100.0
  Francilienne de Confort                 100.0
  Yacco                                   100.0
EUROPE:
  Total Oil Great Britain                 100.0
  Total Nederland                         100.0
  Total Belgique Luxembourg               100.0
  Total Deutschland                       100.0
  Total Espana                            100.0
  Total Hungaria                          100.0
P Lindsey Oil Refinery                     50.0
P Total Raffinaderij Nederland             55.0
---------------
P = Proportionately consolidated

                                        COMPANY'S
                                         SHARE %
                                        ---------
DOWNSTREAM
MEDITERRANEAN/AFRICA:
  Total Turkiye                            51.0
  Total Maroc                             100.0
  Total Nigeria                            60.0
  Total Kenya                              78.6
  Total Tunisie                            90.0
  Total Outre-Mer                         100.0
  Total Cote d'Ivoire                      77.3
  Total Liban                              99.8
  Total Senegal                            91.0
  Total South Africa (Pty) Ltd             57.6
SOUTH AMERICA:
  Totalgaz Argentina                      100.0
  Total Gasandes SA                       100.0
INTERNATIONAL:
  Total Transport Maritime                100.0
  Total Transport Corporation             100.0
  Total International                     100.0
  Air Total International                  99.0
  New Wisdom Operating Cy                 100.0
  New Vision Operating Cy                 100.0
CHEMICALS
FRANCE:
  Hutchinson                              100.0
  Euridep                                  65.9
  Cray Valley SA                          100.0
  Coates Lorilleux SA                     100.0
  Bostik SA                               100.0
EUROPE:
  Resinas Sinteticas SA                   100.0
  Total Inchiostri                        100.0
  Kalon                                    65.9
  Coates Brothers PLC                     100.0
NORTH AND SOUTH AMERICAS:
  Bostik Inc.                             100.0
  Cook Composites & Polymers Co            70.0
  Hutchinson FTS, Inc.                    100.0
  Sinclair                                100.0
CORPORATE AND OTHER ACTIVITIES
Total (Parent company)                    100.0
  Societe Financiere d'Auteuil            100.0
  Total Nucleaire                         100.0
  Omnium de Participations SA              99.9
  Omnium Insurance and
    Reinsurance Cy                        100.0
  Total Oil Holdings Ltd                  100.0
  Total Finance Nederland                 100.0
  Total America, Inc.                     100.0
  Total Chimie                            100.0

                                     TOTAL

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (AMOUNTS IN MILLIONS OF FRENCH FRANCS ("MFF"),
   EXCEPT FOR PER SHARE AMOUNTS OR WHERE OTHERWISE INDICATED) -- (CONTINUED)

33.  SUBSEQUENT EVENT

     On January 14, 1999, shareholders at the Combined General Meeting approved the proposed combination of TOTAL and PETROFINA announced on December 1, 1998. This involves as a first step the acquisition of PETROFINA shares held by ELECTROFINA, FIBELPAR, TRACTEBEL, ELECTRABEL and AG 1824, representing 41% of PETROFINA's issued capital. This acquisition takes the form of an exchange for new shares of TOTAL. The exchange parity is on the basis of 9 TOTAL shares for 2 PETROFINA shares.

     The above-mentioned companies will therefore contribute 9,614,190 fully paid-in shares of PETROFINA common stock and will receive in exchange 43,263,855 shares of TOTAL. TOTAL will increase its capital by issuing new ordinary shares with an effective date of January 1, 1998.

     The share contribution and the capital increase will be finalized only after approval from the European and US antitrust authorities.

     As soon as the approved share issue is carried out, TOTAL will file notice with the Belgian banking and finance Committee of its intention to make a public offer to acquire all the remaining outstanding share of PETROFINA in exchange for TOTAL shares, based on the same exchange ratio.

                                     TOTAL

                SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED)

     Information shown in the following tables is presented in accordance with Statement of Financial Accounting Standards No 69 ("SFAS 69"), "Disclosures About Oil and Gas Producing Activities."

     The amounts shown under the caption "Company's share of equity affiliates" relate to certain Middle East affiliates.

CAPITALIZED COSTS

     Capitalized costs represent the amounts of capitalized proved and unproved property costs, including support equipment and facilities, along with the related accumulated depreciation, depletion and amortization. The amount of proved and unproved properties relating to production sharing contracts is reflected in capitalized costs net of amounts recovered. The following presents a detail of the capitalized costs as of December 31, 1998, 1997, and 1996, relating to the Company's oil and gas exploration and production activities:

                                                         AMOUNTS IN MILLIONS OF FRENCH FRANCS
                                                    ----------------------------------------------
                                                              CONSOLIDATED SUBSIDIARIES
                                                    ----------------------------------------------
                                                              NORTH               REST OF
                                                    EUROPE   AMERICA   FAR EAST    WORLD    TOTAL
                                                    ------   -------   --------   -------   ------
AS OF DECEMBER 31, 1998
  Proved properties...............................  35,791       --     8,093     22,841    66,725
  Unproved properties.............................     156      273       147      2,175     2,751
                                                    ------    -----     -----     ------    ------
  Total capitalized costs.........................  35,947      273     8,240     25,016    69,476
Accumulated depreciation, depletion and
  amortization....................................  21,920        2     1,102      7,054    30,078
                                                    ------    -----     -----     ------    ------
  Net capitalized costs...........................  14,027      271     7,138     17,962    39,398
  Including capitalized general and administrative
     expenses.....................................      50       --        17         72       139
Company's share of equity affiliates'
  net capitalized costs...........................                                           3,591
AS OF DECEMBER 31, 1997
  Proved properties...............................  35,475    3,637     6,466     19,955    65,533
  Unproved properties.............................     534      254       205        915     1,908
                                                    ------    -----     -----     ------    ------
  Total capitalized costs.........................  36,009    3,891     6,671     20,870    67,441
Accumulated depreciation, depletion and
  amortization....................................  21,821    2,891       816      5,648    31,176
                                                    ------    -----     -----     ------    ------
  Net capitalized costs...........................  14,188    1,000     5,855     15,222    36,265
  Including capitalized general and administrative
     expenses.....................................      48        2        --         70       120
Company's share of equity affiliates'
  net capitalized costs...........................                                           2,173
AS OF DECEMBER 31, 1996
  Proved properties...............................  31,279    3,208     4,194     13,712    52,393
  Unproved properties.............................     615      149       209        278     1,251
                                                    ------    -----     -----     ------    ------
  Total capitalized costs.........................  31,894    3,357     4,403     13,990    53,644
Accumulated depreciation, depletion and
  amortization....................................  19,075    2,648       716      3,657    26,096
                                                    ------    -----     -----     ------    ------
  Net capitalized costs...........................  12,819      709     3,687     10,333    27,548
  Including capitalized general and administrative
     expenses.....................................      27        3       191        175       396
Company's share of equity affiliates'
  net capitalized costs...........................                                           2,468

                                     TOTAL

COSTS INCURRED

     Costs incurred represent amounts capitalized or expensed during the year in the Company's oil and gas property acquisition, exploration and development activities:

                                                AMOUNTS IN MILLIONS OF FRENCH FRANCS
                                         --------------------------------------------------
                                                     CONSOLIDATED SUBSIDIARIES
                                         --------------------------------------------------
                                                    NORTH                 REST OF
                                         EUROPE    AMERICA    FAR EAST     WORLD     TOTAL
                                         ------    -------    --------    -------    ------
AS OF DECEMBER 31, 1998
  Proved property acquisition..........     69        --          --          58        127
  Unproved property acquisition........      5       109           4         180        298
  Exploration costs....................    261       192         298       1,854      2,605
  Development costs....................  2,974       246       2,091       4,389      9,700
                                         -----       ---       -----       -----     ------
     Total costs incurred..............  3,309       547       2,393       6,481     12,730
                                         =====       ===       =====       =====     ======
AS OF DECEMBER 31, 1997
  Proved property acquisition..........     --        24          --          --         24
  Unproved property acquisition........     --        98          36         232        366
  Exploration costs....................    361        56         285       1,035      1,737
  Development costs....................  2,348       333       1,844       4,404      8,929
                                         -----       ---       -----       -----     ------
     Total costs incurred..............  2,709       511       2,165       5,671     11,056
                                         =====       ===       =====       =====     ======
AS OF DECEMBER 31, 1996
  Proved property acquisition..........      3        --          48          76        127
  Unproved property acquisition........     --         6           4           3         13
  Exploration costs....................    319        42         314         596      1,271
  Development costs....................  1,652       197       1,120       3,129      6,098
                                         -----       ---       -----       -----     ------
     Total costs incurred..............  1,974       245       1,486       3,804      7,509
                                         =====       ===       =====       =====     ======

     Company's share of equity affiliates' costs of property acquisition, exploration and development:

Year ended December 31, 1998................................  686
Year ended December 31, 1997................................  651
Year ended December 31, 1996................................  650

RESULTS OF OPERATIONS OF OIL AND GAS PRODUCING ACTIVITIES

     The following table includes revenues and expenses associated directly with the Company's oil and gas producing activities. It does not include any allocation of the Company's interest costs or corporate overhead and, therefore, is not necessarily indicative of the contribution to consolidated net earnings of the Company's oil and gas operations.

     Operations pursuant to Production Sharing Contracts (Far East and Rest of World) are reflected as follows:

     - operating costs are reported as "Production costs" or "Exploration expenses";

     - capital costs incurred are classified as "Depreciation, depletion and amortization and valuation allowances".

                                     TOTAL

     In the Consolidated Financial Statements, the Company's share of results of oil and gas producing activities for equity affiliates is reflected through internal billing in the Upstream operating income.

     Production taxes paid by two consolidated subsidiaries operating in the Middle East have been included in production costs. The corresponding amounts were FRF 217M, FRF 299M and FRF 236M for the years ended December 31, 1998, 1997 and 1996, respectively.

     Transportation tariffs paid in the North Sea, Columbia and Africa are included in production costs. The corresponding amounts were FRF 1,175M, FRF 1,043M and FRF 730M for the years ended December 31, 1998, 1997 and 1996, respectively.

     The liquefaction costs of the Bontang LNG facility in East Kalimantan (Indonesia) and related transportation costs, are included both in revenues and in production costs. The corresponding amounts were FRF 488M, FRF 489M and FRF 434M for the years ended December 31, 1998, 1997 and 1996, respectively.

     Transportation revenues from pipelines where the Company has an interest were FRF 582M, FRF 605M and FRF 549M for the years ended December 31, 1998, 1997 and 1996, respectively. The corresponding production costs were FRF 125M, FRF 104M and FRF 44M for 1998, 1997 and 1996, respectively. Depreciation costs for the same period were FRF 208M, FRF 211M and FRF 148M respectively.

                                                       AMOUNTS IN MILLIONS OF FRENCH FRANCS
                                                --------------------------------------------------
                                                            CONSOLIDATED SUBSIDIARIES
                                                --------------------------------------------------
                                                           NORTH                 REST OF
                                                EUROPE    AMERICA    FAR EAST     WORLD     TOTAL
                                                ------    -------    --------    -------    ------
YEAR ENDED DECEMBER 31, 1998
Revenues
  Sales to unaffiliated parties...............   3,860      392        3,366      1,380      8,998
  Transfers to affiliated parties.............   2,155       --          480      4,551      7,186
                                                ------     ----       ------     ------     ------
Total Revenues................................   6,015      392        3,846      5,931     16,184
Production costs..............................  (2,053)    (178)      (1,052)    (2,886)    (6,169)
Exploration expenses..........................    (173)     (85)        (232)      (636)    (1,126)
Depreciation, depletion and amortization and
  valuation allowances........................  (2,100)    (163)        (503)    (2,112)    (4,878)
                                                ------     ----       ------     ------     ------
Pretax income from producing activities.......   1,689      (34)       2,059        297      4,011
Income tax....................................    (255)      14       (1,041)       (78)    (1,360)
                                                ------     ----       ------     ------     ------
Results of oil and gas producing activities...   1,434      (20)       1,018        219      2,651
                                                ======     ====       ======     ======     ======
YEAR ENDED DECEMBER 31, 1997
Revenues
  Sales to unaffiliated parties...............   4,211      680        3,722      1,612     10,225
  Transfers to affiliated parties.............   3,102       --          732      5,544      9,378
                                                ------     ----       ------     ------     ------
Total Revenues................................   7,313      680        4,454      7,156     19,603
Production costs..............................  (1,999)    (231)      (1,259)    (3,205)    (6,694)
Exploration expenses..........................    (355)     (67)        (235)      (824)    (1,481)
Depreciation, depletion and amortization and
  valuation allowances........................  (1,850)    (234)        (166)    (1,731)    (3,981)
                                                ------     ----       ------     ------     ------
Pretax income from producing activities.......   3,109      148        2,794      1,396      7,447
Income tax....................................  (1,295)     (50)      (1,239)      (372)    (2,956)
                                                ------     ----       ------     ------     ------
Results of oil and gas producing activities...   1,814       98        1,555      1,024      4,491
                                                ======     ====       ======     ======     ======

                                     TOTAL

                                                       AMOUNTS IN MILLIONS OF FRENCH FRANCS
                                                --------------------------------------------------
                                                            CONSOLIDATED SUBSIDIARIES
                                                --------------------------------------------------
                                                           NORTH                 REST OF
                                                EUROPE    AMERICA    FAR EAST     WORLD     TOTAL
                                                ------    -------    --------    -------    ------
                                                ======     ====       ======     ======     ======
YEAR ENDED DECEMBER 31, 1996
Revenues
  Sales to unaffiliated parties...............   3,663      698        3,157      1,223      8,741
  Transfers to affiliated parties.............   2,915       --          701      4,450      8,066
                                                ------     ----       ------     ------     ------
Total Revenues................................   6,578      698        3,858      5,673     16,807
Production costs..............................  (1,709)    (245)        (975)    (2,496)    (5,425)
Exploration expenses..........................    (321)     (29)        (307)      (565)    (1,222)
Depreciation, depletion and amortization and
  valuation allowances........................  (2,274)    (222)        (170)    (1,232)    (3,898)
                                                ------     ----       ------     ------     ------
Pretax income from producing activities.......   2,274      202        2,406      1,380      6,262
Income tax....................................  (1,041)     (71)      (1,332)      (585)    (3,029)
                                                ------     ----       ------     ------     ------
Results of oil and gas producing activities...   1,233      131        1,074        795      3,233
                                                ======     ====       ======     ======     ======

     Company's share of equity affiliates' results of oil and gas producing activities:

Year ended December 31, 1998................................  684
Year ended December 31, 1997................................  633
Year ended December 31, 1996................................  639

OIL AND GAS RESERVE INFORMATION

     The following summarizes the policies used by the Company in preparing the accompanying oil and gas reserve disclosures, Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves and the reconciliation of such standardized measure from year to year.

     Proved reserves are estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can reasonably be expected to be recovered through existing wells with existing equipment and operating methods. Reserve quantities exclude royalties and interests owned by others. Proved reserves do not include additional quantities recoverable beyond the term of lease or concession.

     Production quantities shown for crude oil (which include condensate and natural gas liquids) and natural gas are the Company's net share of volumes withdrawn from the oil and gas reserves. The natural gas quantities produced differ from the quantities of gas delivered for sale due to volumes flared or consumed in the production, liquefaction and transport process. Such quantities amounted to approximately 43.4 billion cubic feet in 1998, 32.2 billion cubic feet in 1997 and 42.6 billion cubic feet in 1996.

     The amounts shown for the caption "Company's net share of equity affiliates" relate to certain Middle East affiliates. In addition, the Company has Middle East oil reserves in consolidated subsidiaries included in the "Rest of world" column. The Company's share of oil reserves included in all Middle East affiliates aggregated 2,106, 2,014 and 2,061 million barrels as of December 31, 1998, 1997 and 1996, respectively.

     Under production sharing contracts, the Company has the right to share in revenues through production of oil and gas reserves. Proved reserves include estimated quantities allocable to the Company for recovery of costs as well as the Company's net share after recovery of costs. The reserve estimates are subject to revision as prices fluctuate due to the cost recovery feature under the production sharing contract.

                                     TOTAL

     The following reserve quantities as of December 31, 1998 include:

     - extension and discoveries made in South Pars (Iran) and Vuite (Angola)

     - additions in Hamra (Algeria), Tin Fouye Tabankort (Algeria) and Asgard (Norway)

     The standardized measure of discounted future net cash flows from production of proved reserves was developed as follows:

     1. Estimates are made of quantities of proved reserves and the future periods during which they are expected to be produced based on year-end economic conditions.

     2. The estimated future cash flows from proved reserves are determined based on year-end prices, except in those instances where fixed and determinable price escalations are included in existing contracts.

     3. The future cash flows are reduced by estimated production costs (including production taxes), future development costs and abandonment costs. All estimates are based on year-end economic conditions.

     4. Future income taxes are computed by applying the year-end statutory tax rate to future net cash flows after consideration of permanent differences and future income tax credits.

     5. Future net cash flows have been discounted at 10 percent in accordance with SFAS 69.

     The standardized measure of discounted future net cash flows does not purport nor should it be interpreted to present the fair value of the Company's oil and gas reserves. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, anticipated future changes in prices and costs and a discount factor more representative of the time value of money and the risks inherent in reserve estimates.

                                     TOTAL

ESTIMATED NET PROVED RESERVES OF CRUDE OIL AND NATURAL GAS

     The following tables reflect the estimated proved reserves of crude oil and natural gas as of December 31, 1996, 1997 and 1998, and the changes therein.

                                                   CRUDE OIL, CONDENSATE AND NATURAL GAS LIQUIDS
                                                               (MILLIONS OF BARRELS)
                                                ---------------------------------------------------
                                                             CONSOLIDATED SUBSIDIARIES
                                                ---------------------------------------------------
                                                           NORTH                 REST OF
                                                EUROPE    AMERICA    FAR EAST     WORLD      TOTAL
                                                ------    -------    --------    -------    -------
BALANCE AS OF JANUARY 1, 1996.................  191.1       11.8      124.6       546.6       874.1
Revisions of previous estimates...............    5.2        3.1      (14.3)        9.8         3.8
Extensions, discoveries and other.............   45.4        0.4         --       117.5       163.3
Acquisitions of reserves in place.............   15.3         --         --          --        15.3
Sales of reserves in place....................     --       (0.1)        --        (0.4)       (0.5)
Production for the year.......................  (30.6)      (2.2)      (8.8)      (49.4)      (91.0)
                                                =====      =====      =====       =====     =======
BALANCE AS OF DECEMBER 31, 1996...............  226.4       13.0      101.5       624.1       965.0
Revisions of previous estimates...............   30.8        1.9       19.1       145.3       197.1
Extensions, discoveries and other.............   11.4        0.6        1.2         4.9        18.1
Acquisitions of reserves in place.............     --        0.1         --          --         0.1
Sales of reserves in place....................   (5.5)      (0.6)        --          --        (6.1)
Production for the year.......................  (29.5)      (1.7)      (8.6)      (60.4)     (100.2)
                                                =====      =====      =====       =====     =======
BALANCE AS OF DECEMBER 31, 1997...............  233.6       13.3      113.2       713.9     1,074.0
Revisions of previous estimates...............   40.0        3.2       21.8       131.0       196.0
Extensions, discoveries and other.............    2.8         --         --       227.2       230.0
Acquisitions of reserves in place.............     --         --         --         0.2         0.2
Sales of reserves in place....................   (0.6)     (15.5)        --          --       (16.1)
Production for the year.......................  (26.8)      (1.0)     (10.2)      (72.8)     (110.8)
                                                =====      =====      =====       =====     =======
BALANCE AS OF DECEMBER 31, 1998...............  249.0         --      124.8       999.5     1,373.3
Proved developed reserves as of:
  December 31, 1996...........................  129.3       13.0       71.6       529.9       743.8
  December 31, 1997...........................  144.6       13.3       84.6       564.2       806.7
  December 31, 1998...........................  175.8         --       92.5       706.5       974.8
Company's net share in proved reserves of
  equity affiliates as of:
  December 31, 1996.....................................................................    1,853.3
  December 31, 1997.....................................................................    1,765.5
  December 31, 1998.....................................................................    1,647.5

                                     TOTAL

                                                                  NATURAL GAS
                                                            (BILLIONS OF CUBIC FEET)
                                              ----------------------------------------------------
                                                           CONSOLIDATED SUBSIDIARIES
                                              ----------------------------------------------------
                                                          NORTH                 REST OF
                                              EUROPE     AMERICA    FAR EAST     WORLD      TOTAL
                                              -------    -------    --------    -------    -------
BALANCE AS OF JANUARY 1, 1996...............  1,575.0     132.2     5,955.8       853.5    8,516.5
Revisions of previous estimates.............    109.6       7.2       108.2       143.9      368.9
Extensions, discoveries and other...........    295.8      35.0          --       261.1      591.9
Acquisitions of reserves in place...........     18.0        --          --          --       18.0
Sales of reserves in place..................     (1.4)     (2.6)         --          --       (4.0)
Production for the year.....................   (191.1)    (34.0)     (208.7)      (73.7)    (507.5)
                                              =======    ======     =======     =======    =======
BALANCE AS OF DECEMBER 31, 1996.............  1,805.9     137.8     5,855.3     1,184.8    8,983.8
Revisions of previous estimates.............    180.6       2.0       312.4       411.8      906.8
Extensions, discoveries and other...........    143.7      49.9        86.7        15.5      295.8
Acquisitions of reserves in place...........       --       0.4          --          --        0.4
Sales of reserves in place..................    (88.1)     (3.7)         --          --      (91.8)
Production for the year.....................   (185.1)    (34.9)     (217.0)      (71.1)    (508.1)
                                              =======    ======     =======     =======    =======
BALANCE AS OF DECEMBER 31, 1997.............  1,857.0     151.5     6,037.4     1,541.0    9,586.9
Revisions of previous estimates.............    210.5      51.7       329.2       231.1      822.5
Extensions, discoveries and other...........    128.1        --        93.3        12.5      233.9
Acquisitions of reserves in place...........      0.4        --          --        24.4       24.8
Sales of reserves in place..................     (9.8)   (179.6)         --          --     (189.4)
Production for the year.....................   (158.9)    (23.6)     (252.6)      (71.0)    (506.1)
                                              =======    ======     =======     =======    =======
BALANCE AS OF DECEMBER 31, 1998.............  2,027.3        --     6,207.3     1,738.0    9,972.6
                                              =======    ======     =======     =======    =======
Proved developed reserves as of:
  December 31, 1996.........................  1,322.2     137.8     3,568.0       497.9    5,525.9
  December 31, 1997.........................  1,358.3     151.5     3,519.0       457.3    5,486.1
  December 31, 1998.........................  1,367.8        --     4,457.3       670.9    6,496.0
Company's net share in proved reserves
  of equity affiliates as of:
  December 31, 1996....................................................................      921.8
  December 31, 1997....................................................................      876.0
  December 31, 1998....................................................................      857.2
Nota: the Company's share in the proved
  reserves accounted for by the cost method
  is as follows:
  December 31, 1996....................................................................      286.7
  December 31, 1997....................................................................      714.0
  December 31, 1998....................................................................      745.4

                                     TOTAL

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

     The following is the projected standardized measure of discounted future net cash flows relating to proved oil and gas reserves:

                                                       AMOUNTS IN MILLIONS OF FRENCH FRANCS
                                             --------------------------------------------------------
                                                            CONSOLIDATED SUBSIDIARIES
                                             --------------------------------------------------------
                                                          NORTH                  REST OF
                                              EUROPE     AMERICA    FAR EAST      WORLD       TOTAL
                                             ---------   --------   ---------   ---------   ---------
AS OF DECEMBER 31, 1996
  Future cash inflows......................   64,029.9    4,201.9    89,082.1    86,743.9   244,057.8
  Future production costs..................  (19,656.1)  (1,176.2)  (15,518.9)  (32,227.6)  (68,578.8)
  Future development costs.................   (7,026.3)    (245.7)  (10,736.2)   (8,200.8)  (26,209.0)
                                             ---------   --------   ---------   ---------   ---------
  Future net cash flows, before income
     taxes.................................   37,347.5    2,780.0    62,827.0    46,315.5   149,270.0
  Future income taxes......................  (19,704.2)        --   (28,741.2)  (12,809.8)  (61,255.2)
                                             ---------   --------   ---------   ---------   ---------
  Future net cash flows, after income
     taxes.................................   17,643.3    2,780.0    34,085.8    33,505.7    88,014.8
  Discount at 10%..........................   (6,511.5)    (874.7)  (18,622.0)  (14,845.0)  (40,853.2)
                                             ---------   --------   ---------   ---------   ---------
  Standardized measure of discounted future
     net cash flows........................   11,131.8    1,905.3    15,463.8    18,660.7    47,161.6
                                             =========   ========   =========   =========   =========
AS OF DECEMBER 31, 1997
  Future cash inflows......................   63,125.5    3,572.6    76,955.5    78,777.7   222,431.3
  Future production costs..................  (21,443.2)  (1,418.6)  (14,587.0)  (30,299.0)  (67,747.8)
  Future development costs.................   (6,518.4)    (255.7)  (11,341.5)   (7,231.8)  (25,347.4)
                                             ---------   --------   ---------   ---------   ---------
  Future net cash flows, before income
     taxes.................................   35,163.9    1,898,3    51,027.0    41,246.9   129,336.1
  Future income taxes......................  (18,421.2)        --   (22,773.9)  (10,899.2)  (52,094.3)
                                             ---------   --------   ---------   ---------   ---------
  Future net cash flows, after income
     taxes.................................   16,742.7    1,898.3    28,253.1    30,347.7    77,241.8
  Discount at 10%..........................   (6,315.0)    (547.8)  (15,228.9)  (11,929.5)  (34,021.2)
                                             ---------   --------   ---------   ---------   ---------
  Standardized measure of discounted future
     net cash flows........................   10,427.7    1,350.5    13,024.2    18,418.2    43,220.6
                                             =========   ========   =========   =========   =========
AS OF DECEMBER 31, 1998
  Future cash inflows......................   50,766.3         --    54,755.7    67,554.8   173,076.8
  Future production costs..................  (20,414.8)        --   (13,959.1)  (27,382.3)  (61,756.2)
  Future development costs.................   (5,435.6)        --    (8,932.0)  (10,066.8)  (24,434.4)
                                             ---------   --------   ---------   ---------   ---------
  Future net cash flows, before income
     taxes.................................   24,915.9         --    31,864.6    30,105.7    86,886.2
  Future income taxes......................  (11,332.6)        --   (13,031.2)   (5,756.7)  (30,120.5)
                                             ---------   --------   ---------   ---------   ---------
  Future net cash flows, after income
     taxes.................................   13,583.3         --    18,833.4    24,349.0    56,765.7
  Discount at 10%..........................   (5,059.6)        --    (9,761.3)  (10,444.9)  (25,265.8)
                                             ---------   --------   ---------   ---------   ---------
  Standardized measure of discounted future
     net cash flows........................    8,523.7         --     9,072.1    13,904.1    31,499.9
                                             =========   ========   =========   =========   =========

     Company's net share of equity investees' standardized measure of discounted future net cash flows as of:

December 31, 1996...........................................  9,065.8
December 31, 1997...........................................  8,331.8
December 31, 1998...........................................  5,904.3

                                     TOTAL

CHANGES IN THE STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

     The following table reflects the changes in standardized measure of discounted future net cash flows for each of the years 1998, 1997, and 1996:

                                                             AMOUNTS IN MILLIONS OF FRENCH FRANCS
                                                            --------------------------------------
                                                               1998          1997          1996
                                                            ----------    ----------    ----------
Consolidated:
  Beginning of year.......................................   43,220.6      47,161.6      29,159.9
  Sales and transfers, net of production costs............  (10,242.0)    (13,202.0)    (11,619.1)
  Net change in sales and transfer prices, net of
     production
     costs................................................  (24,645.9)    (25,731.1)     19,086.4
  Extensions, discoveries and improved recovery, net of
     future production and development costs..............    6,220.2       7,794.9      11,093.5
  Changes in estimated future development costs...........   (2,134.9)     (2,087.0)     (2,115.2)
  Previously estimated development costs incurred during
     the year.............................................    7,871.8       7,750.8       5,141.9
  Revisions of previous quantity estimates................      427.2       3,700.5          84.7
  Accretion of discount...................................    6,608.8       8,626.5       4,991.7
  Net change in income taxes..............................   11,699.7       9,369.8     (10,896.3)
  Purchases of reserves in place..........................       64.3           6.2         769.6
  Sales of reserves in place..............................   (1,168.7)       (527.8)        (60.4)
  Changes in production rates (timing) and other..........   (6,421.2)        358.2       1,524.9
                                                            ---------     ---------     ---------
  End of year.............................................   31,499.9      43,220.6      47,161.6
                                                            =========     =========     =========

                         REPORT OF INDEPENDENT AUDITORS

TO THE SHAREHOLDERS AND THE BOARD OF DIRECTORS OF TOTAL,

     Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. This Valuation and Qualifying Account schedule listed in the index above is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                                /s/ARTHUR ANDERSEN, LLP
                                                 Arthur Andersen, LLP

Paris, France
March 17, 1999

                                  SCHEDULE II

                                     TOTAL

                       VALUATION AND QUALIFYING ACCOUNTS

                                              BALANCE AT   CHANGES IN   CHARGED TO                BALANCE AT
                                              BEGINNING    REPORTING    COSTS AND                    END
                                              OF PERIOD      ENTITY      EXPENSES    DEDUCTIONS   OF PERIOD
                                              ----------   ----------   ----------   ----------   ----------
                                                          (AMOUNTS IN MILLIONS OF FRENCH FRANCS)
VALUATION AND QUALIFYING ACCOUNTS DEDUCTED
  FROM THE RELATED ASSETS ACCOUNTS
1998
  Investments and other noncurrent assets...     1,359         473          244          272         1,804(a)
  Inventories...............................       298          46          169          119           394
  Accounts receivable.......................     1,554         (73)         359          194         1,646
  Marketable securities.....................         6          --            2            5             3
  Other current assets......................        38           4            7            2            47
                                                ------       -----        -----        -----        ------
          Total.............................     3,255         450          781          592         3,894
1997
  Investments and other noncurrent assets...     1,419           2          257          349         1,359(a)
  Inventories...............................       270          19          152          143           298
  Accounts receivable.......................       887         734          261          328         1,554
  Marketable securities.....................        11          --           --            5             6
  Other current assets......................        44         (12)          28           22            38
                                                ------       -----        -----        -----        ------
          Total.............................     2,631         773          698          847         3,255
1996
  Investments and other noncurrent assets...     1,389         (31)         196          135         1,419(a)
  Inventories...............................       229          19          143          121           270
  Accounts receivable.......................       790          50          249          202           887
  Marketable securities.....................         8          --            4            1            11
  Other current assets......................        48          (7)           7            4            44
                                                ------       -----        -----        -----        ------
          Total.............................     2,464          31          599          463         2,631
LONG-TERM LIABILITIES
1998
  Reserve for crude oil price changes.......       955         (22)          --          933            --
  Employee benefits.........................     3,216         (40)         513          363         3,326
  Other liabilities and deferred income
     taxes..................................    10,502        (491)       2,260        1,666        10,605
                                                ------       -----        -----        -----        ------
          Total.............................    14,673        (553)       2,773        2,962        13,931
1997
  Reserve for crude oil price changes.......     1,977         (10)          --        1,012           955
  Employee benefits.........................     5,623         286          511        3,204         3,216
  Other liabilities and deferred income
     taxes..................................     9,866         (97)       2,525        1,792        10,502
                                                ------       -----        -----        -----        ------
          Total.............................    17,466         179        3,036        6,008        14,673
1996
  Reserve for crude oil price changes.......       393          13        1,571           --         1,977
  Employee benefits.........................     5,545         312          473          707         5,623
  Other liabilities and deferred income
     taxes..................................     8,494         681        2,056        1,365         9,866
                                                ------       -----        -----        -----        ------
          Total.............................    14,432       1,006        4,100        2,072        17,466

---------------
(a) The breakdown between investments and other noncurrent assets is as follows:

                                                            DECEMBER 31,
                                                        ---------------------
                                                        1998    1997    1996
                                                        -----   -----   -----
Investments...........................................    984   1,036   1,045
Other noncurrent assets...............................    820     323     374
                                                        -----   -----   -----
                                                        1,804   1,359   1,419
                                                        =====   =====   =====

                                       S-2